Exhibit 10.1

Execution Version

PUBLISHED CUSIP NO. 66522YAE5

CREDIT AGREEMENT

among

NORTHERN ILLINOIS GAS COMPANY,
as Borrower,

The Several Lenders
from Time to Time Parties Hereto,

SUNTRUST BANK
as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as Co-Syndication Agents,

and

JPMORGAN CHASE BANK, N.A. and
U.S. BANK NATIONAL ASSOCIATION
as Co-Documentation Agents

Dated as of December 15, 2011

SUNTRUST ROBINSON HUMPHREY, INC.
WELLS FARGO SECURITIES, LLC and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as Joint Arrangers and Joint Bookrunners

TABLE OF CONTENTS	Page

SECTION 1.

DEFINITIONS

1.1	Defined Terms	1
1.2	Other Definitional Provisions	21

SECTION 2.

AMOUNT AND TERMS OF COMMITMENTS

2.1	Revolving Commitments	22
2.2	Procedure for Revolving Loan Borrowing	23
2.3	Swingline Commitment	23
2.4	Procedure for Swingline Borrowing; Refunding of Swingline Loans	24
2.5	Evidence of Debt	26
2.6	Facility Fees, etc	26
2.7	Termination or Reduction of Revolving Commitments	27
2.8	Optional Prepayments	27
2.9	Prepayments on Revolving Commitment Reductions	27
2.10	Conversion and Continuation Options	28
2.11	Limitations on Eurodollar Tranches	28
2.12	Interest Rates and Payment Dates	28
2.13	Computation of Interest and Fees	29
2.14	Inability to Determine Interest Rate	29
2.15	Pro Rata Treatment and Payments	30
2.16	Requirements of Law	31
2.17	Taxes	32
2.18	Compensation	36
2.19	Change of Lending Office	37
2.20	Illegality	37
2.21	Replacement of Lenders	37
2.22	Increase in Revolving Commitments	38
2.23	Defaulting Lenders	39
2.24	Extension of Facility Termination Date	42

SECTION 3.

REPRESENTATIONS AND WARRANTIES

3.1	Financial Condition	43
3.2	No Change	44
3.3	Existence; Compliance with Law	44
3.4	Power; Authorization; Enforceable Obligations	44

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TABLE OF CONTENTS (continued)	Page

3.5	No Legal Bar	44
3.6	Litigation	45
3.7	No Default	45
3.8	Ownership of Property; Liens	45
3.9	Intellectual Property	45
3.10	Taxes	45
3.11	Federal Regulations	45
3.12	ERISA	46
3.13	Investment Company Act; Other Regulations	46
3.14	Subsidiaries	46
3.15	Use of Proceeds	46
3.16	Environmental Matters	47
3.17	Full Disclosure	47
3.18	Solvency	48
3.19	Status of Loans	48
3.20	OFAC	48
3.21	PATRIOT Act	48

SECTION 4.

CONDITIONS PRECEDENT

4.1	Conditions to Initial Extension of Credit	48
4.2	Conditions to Each Extension of Credit	50

SECTION 5.

AFFIRMATIVE COVENANTS

5.1	Financial Statements	51
5.2	Certificates; Other Information	51
5.3	Payment of Taxes	52
5.4	Maintenance of Existence; Compliance	52
5.5	Maintenance of Property; Insurance	52
5.6	Inspection of Property; Books and Records; Discussions	52
5.7	Notices	53
5.8	Environmental Laws	53
5.9	OFAC, PATRIOT Act Compliance	54

SECTION 6.

NEGATIVE COVENANTS

6.1	Financial Condition Covenant	54

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TABLE OF CONTENTS (continued)	Page

6.2	Liens	54
6.3	Fundamental Changes	56
6.4	Disposition of Property	56
6.5	Restricted Payments	56
6.6	Intentionally Omitted	57
6.7	Investments	57
6.8	Negative Pledge Clauses	58
6.9	Clauses Restricting Subsidiary Distributions	58
6.10	Lines of Business and Hedge Activities	59

SECTION 7.

EVENTS OF DEFAULT

SECTION 8.

THE AGENT

8.1	Appointment	62
8.2	Delegation of Duties	62
8.3	Exculpatory Provisions	62
8.4	Reliance by Administrative Agent	63
8.5	Notice of Default	63
8.6	Non Reliance on Agents and Other Lenders	63
8.7	Indemnification	64
8.8	Agent in Its Individual Capacity	64
8.9	Successor Administrative Agent	64
8.10	Co-Documentation Agents, Co-Syndication Agents and Joint Arrangers	65

SECTION 9.

MISCELLANEOUS

9.1	Amendments and Waivers	65
9.2	Notices	66
9.3	No Waiver; Cumulative Remedies	68
9.4	Survival of Representations and Warranties	68
9.5	Payment of Expenses and Taxes; Indemnity; Damage Waiver	68
9.6	Successors and Assigns; Participations and Assignments	70
9.7	Adjustments; Set off	73
9.8	Counterparts	74
9.9	Severability	74
9.10	Integration	74
9.11	GOVERNING LAW	75

-iii-

TABLE OF CONTENTS (continued)	Page

9.12	Submission To Jurisdiction; Waivers	75
9.13	Acknowledgements	75
9.14	Confidentiality	75
9.15	WAIVERS OF JURY TRIAL	76
9.16	PATRIOT Act Notice	76
9.17	No Fiduciary Duty	76

-iv-

TABLE OF CONTENTS (continued)	Page

Schedules:

Schedule 1.1	-	Revolving Commitments
Schedule 3.14	-	Subsidiaries
Schedule 3.16	-	Environmental Matters
Schedule 6.2(i)	-	Existing Liens
Schedule 6.8	-	Agreements Prohibiting or Limiting Liens

Exhibits:

Exhibit A	-	Form of Compliance Certificate
Exhibit B	-	Form of Closing Certificate
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D-1	-	Form of Dewey LeBoeuf LLP Legal Opinion
Exhibit D-2	-	Form of Latham & Watkins LLP Legal Opinion
Exhibit D-3	-	Form of Rooney Rippie & Ratnaswamy LLP Legal Opinion
Exhibit E-1	-	Form of Revolving Note
Exhibit E-2	-	Form Swingline Note
Exhibit F	-	Form of Joinder Agreement
Exhibit G-1	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-2	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-3	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-4	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

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CREDIT AGREEMENT (this “Agreement”), dated as of December 15, 2011, among NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), SUNTRUST BANK (“SunTrust”), as administrative agent (in such capacity, the “Administrative Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo Bank”) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (“BTMU”), as co-syndication agents (in such capacity, the “Co-Syndication Agents”), and JPMORGAN CHASE BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION, as co-documentation agents (in such capacity, the “Co-Documentation Agents”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders establish a $700,000,000 revolving credit facility in favor of the Borrower; and

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, to the extent of their respective Revolving Commitments as defined herein, are willing severally to establish the requested revolving credit facility in favor of the Borrower.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

SECTION 1.
DEFINITIONS

1.1 Defined Terms.  As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“3 Year Credit Agreement”: the 3 Year Credit Agreement dated as of April 23, 2010, as amended, among the Borrower, Nicor, the lenders party thereto, and JPMorgan Chase Bank, N.A., as agent.

“364-Day Credit Agreement”: 364-Day Credit Agreement dated as of April 19, 2011, as amended, among the Borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as agent.

“ABR”:  for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one month Interest Period plus 1.0%.  For purposes hereof, “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by SunTrust as its prime rate in effect at its principal office in Atlanta, Georgia (the Prime Rate not being intended to be the lowest or best rate of interest charged by SunTrust in connection with extensions of credit to debtors).  Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loans”:  Loans the rate of interest applicable to which is based upon the ABR.

“Administrative Agent”:  SunTrust as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors and permitted assigns.

“Administrative Fee Letter”:  the Fee Letter entered into as of October 12, 2011 among the AGL Resources Inc., AGL Capital Corporation and SunTrust, which has been assigned by AGL Resources Inc. and AGL Capital Corporation to the Borrower on the date hereof.

“Affiliate”:  as to any Person, any other Person that directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person.  For purposes of this definition, “Control” means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be deemed an “Affiliate” of any Group Member.

“Agent Parties”:  as defined in Section 9.2(b).

“Agents”:  the collective reference to the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents.

“Agreement”:  as defined in the preamble hereto.

“Applicable Margin”:  for each Type of Loan outstanding on any day, the rate per annum set forth below opposite the Status Level in effect on such day:

Status Level	ABR Loans	Eurodollar Loans
Level I Status	0.00%	0.795%
Level II Status	0.00%	0.90%
Level III Status	0.00%	1.00%
Level IV Status	0.075%	1.075%
Level V Status	0.275%	1.275%
Level VI Status	0.475%	1.475%

“Applicable Repayment Date” means, with respect to each Loan made hereunder, the earlier of (i) the date occurring one day prior to the date which is one year from the date of the initial Borrowing Date of such Loan, and (ii) the Revolving Termination Date.

“Approved Fund”:  any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers”:  means the entities listed as Joint Arrangers on the cover page hereto.

“Assets”:  with respect to any Person, all or any part of its business, property and assets wherever situated.

“Assignee”:  as defined in Section 9.6(c).

“Assignment and Acceptance”:  an Assignment and Acceptance, substantially in the form of Exhibit C.

“Assignor”:  as defined in Section 9.6(c).

“Available Revolving Commitments”:  at any time, an amount equal to (a) the Total Revolving Commitments then in effect, minus (b) the Total Revolving Extensions of Credit then outstanding.

“Benefited Lender”:  as defined in Section 9.7(a).

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  as defined in the preamble hereto.

“Borrowing Date”:  any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“BTMU”:  as defined in the preamble hereto.

“Business”:  as defined in Section 3.16(b).

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina and New York, New York are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation (including, but not limited to, mandatorily convertible securities, trust preferred securities, hybrid equity securities and preferred stock), any and all equivalent ownership interests in a partnership, limited liability company or other Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateralize”:  to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or the Swingline Lender (as applicable) and the Lenders, as collateral for obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent, (b) the Borrower, and (c) the Swingline Lender.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Cash Management Agreement”:  any agreement to provide treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, commercial credit cards, purchasing cards, cardless e-payable services, debit cards, stored value cards, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services in the ordinary course of business of the Borrower and its Subsidiaries.

“Cash Management Bank”:  (i) any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement, and (ii) any Person that is a party to a Cash Management Agreement at the time it or its relevant Affiliate becomes a Lender (whether on the Closing Date or at a later date pursuant to the terms hereof), in its capacity as a party to such Cash Management Agreement.

“Change in Law”:  the occurrence, after the date of this Agreement, of any of the following:  (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued; and provided further that, as to any Lender seeking reimbursement or compensation hereunder with respect to either of clause (x) or (y) immediately above or with respect to Section 2.16(a)(i), such Lender shall only be so reimbursed or compensated to the extent that such Lender is then generally seeking reimbursement or compensation in respect of credit transactions entered into on or after the date hereof similar to the transactions contemplated hereby from borrowers similarly situated to the Borrower to the extent such Act, or any such request, rule, guideline or directive, or Tax, as the case may be, is applicable thereto.

“Closing Date”:  the first date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 9.1.

“Code”:  the Internal Revenue Code of 1986, as amended.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer substantially in the form of Exhibit A.

“Communications”:  as defined in Section 9.2(b).

“Conduit Lender”:  any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld or delayed); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan or purchase participations in Swingline Loans under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan or purchase such participations in Swingline Loans, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents, amendments and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.16, 2.17 or 9.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Revolving Commitment.

“Confidential Information Memorandum”:  the Confidential Information Memorandum dated October 12, 2011 and furnished to the Lenders.

“Connection Income Taxes”:  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent Date”:  as defined in Section 2.24(a).

“Consolidated Net Worth”:  as of any date, the shareholders’ equity or net worth of the Borrower and the other Group Members (including, but not limited to, the value of all Capital Stock, noncontrolling interests, accumulated other comprehensive income or loss component of shareholders’ equity (“AOCI”) and other equity accounts; but excluding AOCI items recorded in accordance with GAAP and related to any non-cash pension, other post-retirement benefits liability adjustments and accounting adjustments for hedges designated as cash flow hedges, which have not yet settled and for which the Borrower and other Group Members have not funded required margin account cash collateral amounts), on a consolidated basis, as determined in accordance with GAAP except as otherwise noted above.

“Consolidated Total Debt”:  at any date, the aggregate principal amount of all Indebtedness of the Borrower and the other Group Members at such date (excluding Indebtedness of the type described in clause (k) of the definition of the term Indebtedness), determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Co-Documentation Agents”:  as defined in the preamble hereto.

“Co-Syndication Agents”:  as defined in the preamble hereto.

“Debtor Relief Laws”:  the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”:  any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”:  subject to Section 2.23(b), any Lender that, as reasonably determined by the Administrative Agent (with notice to the Borrower of such determination), (a) has failed to perform any of its funding obligations hereunder or to pay to the Administrative Agent, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder, including in respect of its Loans or participations in Swingline Loans, within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Borrower and the Administrative Agent in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two Business Days after written request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder; provided, that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such a Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(b)) upon delivery of written notice of such determination to the Borrower, the Swingline Lender and each Lender.

“Disposition”:  with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” and “$”:  dollars in lawful currency of the United States.

“Eligible Assignee”:  (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; and (iv) any other Person (other than a natural Person) approved by the Administrative Agent (each such approval not to be unreasonably withheld or delayed), and unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

“Eligible Replacement Lender”:  as defined in Section 2.24(b).

“Environmental Laws”:  any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”:  the Employee Retirement Income Security Act of 1974.

“Eurocurrency Reserve Requirements”:  for any day as applied to a Eurodollar Loan, the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Screen LIBOR 01 Page (or any successor page) as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.  In the event that such rate does not appear on Reuters Screen LIBOR 01 Page (or any successor page), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., Charlotte time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Eurodollar Loans”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans under the Facility, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”:  as defined in Section SECTION 7(i).

“Excluded Taxes”:  any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other

Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreements”:  the 3 Year Credit Agreement and the 364-Day Credit Agreement.

“Extending Lender”:  as defined in Section 2.24(a).

“Extension Date”:  as defined in Section 2.24(a).

“Extension Notice”:  as defined in Section 2.24(a).

“Facility”:  the Revolving Commitments and the extensions of credit made thereunder.

“Facility Fee Rate”:  for each day during each quarterly calculation period, a rate per annum set forth below opposite the Level in effect on such day:

Status Level	Facility Fee Rate
Level I Status	0.08%
Level II Status	0.10%
Level III Status	0.125%
Level IV Status	0.175%
Level V Status	0.225%
Level VI Status	0.275%

“FATCA”:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate”:  for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by SunTrust from three federal funds brokers of recognized standing selected by it.

“Fee Letters”:  the collective reference to the Senior Lead Arrangers Fee Letter and the Administrative Fee Letter.

“Fronting Exposure”:  at any time there is a Defaulting Lender, with respect to the Swingline Lender, such Defaulting Lender’s Revolving Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with Section 2.23.

“Funding Office”:  the office of the Administrative Agent specified in Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”:  those accounting principles, standards and practices generally accepted in the United States as in effect from time to time, subject to Section 1.2(b).

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”:  the collective reference to the Borrower and its Subsidiaries.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Hedge Agreements”:  all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies, and all commodity price protection agreements, or any other hedging arrangements.

“Hybrid Securities”:  any trust preferred securities, or deferrable interest subordinated debt with a maturity of at least 20 years, which provides for the optional or mandatory deferral of interest or distributions, issued by the Borrower, or any business trusts, limited liability companies, limited partnerships or similar entities (i) substantially all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more wholly owned Subsidiaries) at all times by the Borrower or any Subsidiaries, (ii) that have been formed for the purpose of issuing such securities or deferrable interest subordinated debt, and (iii) substantially all the assets of which consist of (A) subordinated debt of the Borrower or any Subsidiary, and (B) payments made from time to time on the subordinated debt.

“ICC Permitted Investment”: any investment permitted by subsection (a) of Section 340.50 of the rules of the Illinois Commerce Commission.

“Increase Effective Date”:  as defined in Section 2.22(c).

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business that are not more than 90 days past due unless being contested in good faith and for which any reserves required by GAAP have been provided), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease (within the meaning of GAAP) obligations of such Person, (f) all Securitization Facility Attributed Debt, (g) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (h) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (k) all obligations of such Person in respect of Hedge Agreements and (l) without duplication of any of the foregoing categories, all Off-Balance Sheet Liabilities.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor under applicable law, contract or otherwise as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.  Notwithstanding the foregoing, obligations of any Person with respect to Park and Loan Transactions shall not be considered Indebtedness.

“Indemnified Taxes”:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement or any other Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”:  (a) as to any Revolving Loan that is an ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding commencing on December 31, 2011 and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and (d) as to any Loan (including any Swingline Loan, but excluding any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made or required to be made in respect thereof.

“Interest Period”:  as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter or such other period as the Borrower and the Lenders may agree, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period under the Facility that would extend beyond the Revolving Termination Date;

(iii) the Borrower may not select or continue an Interest Period under the Facility that would extend beyond the Applicable Repayment Date; and

(iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Investments”:  as defined in Section 6.7.

“Joinder Agreement”:  a Joinder Agreement, substantially in the form of Exhibit F.

“Joint Arrangers”:  SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC and BTMU, each in its capacity as a joint arranger and joint bookrunner.

“Lender Affiliate”:  (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

“Lenders”:  as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the Swingline Lender and any Conduit Lender.

“Level I Status”, “Level II Status”, “Level III Status”, “Level IV Status”, “Level V Status” and “Level VI Status”:  as set forth below:

“Level I Status”:  exists at any date if, on such date, the Borrower’s Moody’s Rating is A1 or better or the Borrower’s S&P Rating is A+ or better.

“Level II Status”:  exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower’s Moody’s Rating is A2 or better or the Borrower’s S&P Rating is A or better.

“Level III Status”:  exists at any date if, on such date, (i) the Borrower has not qualified for Level I or Level II Status and (ii) the Borrower’s Moody’s Rating is A3 or better or the Borrower’s S&P Rating is A- or better.

“Level IV Status”:  exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Borrower’s Moody’s Rating is Baa1 or better or the Borrower’s S&P Rating is BBB+ or better.

“Level V Status”:  exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Borrower’s Moody’s Rating is Baa2 or better or the Borrower’s S&P Rating is BBB or better.

“Level VI Status”:  exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

Notwithstanding the foregoing, if the Borrower is split-rated and the ratings differential is one level, the higher rating will apply.  If the Borrower is split-rated and the ratings differential is two Status Levels or more, the Status Level will be determined by reference to the rating at the midpoint.  If there is no midpoint, the higher of the two intermediate ratings will determine the Status Level.  If at any time the Borrower ceases to have a Moody’s Rating or an S&P Rating, then Level VI Status shall exist.

For the avoidance of doubt, if only one of Moody’s or S&P has issued a rating, then the Status Level shall be determined based solely on such rating.

“LIBOR Market Index Rate”:  means, for any day, (a) the rate per annum appearing on Reuters Screen LIBOR 01 Page (or any successor page) at approximately 11:00 a.m., London time for such day, provided, if such day is not a Business Day, the immediately preceding Business Day, as the rate for dollar deposits with a one-month maturity; or (b) if for any reason the rate specified in clause (a) of this definition does not so appear on Reuters Screen LIBOR 01 Page (or any successor page), the average of the interest rates per annum at which dollar deposits of $5,000,000 and for a one-month maturity are offered by the respective principal London offices of two reference banks reasonably designated by the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, for such day.

“Lien”:  any mortgage, pledge, lien, hypothecation, security interest or other charge, encumbrance, or other arrangement in the nature of a security interest in property to secure the payment or performance of Indebtedness or other obligations of any Person; provided, however, the term “Lien” shall not mean any easements, rights-of-way, zoning restrictions, leases, sub-leases, licenses, sublicenses, other restrictions on the use of property, defects in title to property or other similar encumbrances.

“Loan”:  any loan made by any Lender (including, without limitation, the Swingline Lender) pursuant to this Agreement.

“Loan Documents”:  this Agreement, the Specified Hedge Agreements, if any, and the Notes.

“Material Adverse Effect”:  a material adverse effect on (a) the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Merger Agreement”:  the Agreement and Plan of Merger, dated as of December 6, 2010, among AGL Resources Inc., Apollo Acquisition Corp., an Illinois corporation, Ottawa Acquisition LLC, an Illinois limited liability company and Nicor.

“Moody’s”:  Moody’s Investor Service, Inc.

“Moody’s Rating”:  at any time, the rating issued by Moody’s and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement (or, if there is no such rating available from either Moody’s or S&P, the Borrower’s issuer rating issued by Moody’s then in effect for the Borrower).

“Multiemployer Plan”:  a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Nicor”:  Nicor Inc., an Illinois corporation.

“Nicor Gas Indenture”:  that certain Indenture dated January 1, 1954, between Commonwealth Edison Company and Continental Illinois National Bank and Trust Company of Chicago, as supplemented from time to time, and as last supplemented by a Supplemental Indenture, dated as of January 25, 2011 to be effective February 1, 2011, between the Borrower and The Bank of New York Mellon Trust Company, N.A., as successor trustee under the Indenture dated as of January 1, 1954, as amended or supplemented from time to time.

“Nicor Merger”:  the merger of a wholly-owned Subsidiary of AGL Resources Inc. with and into Nicor and the immediately subsequent merger of the surviving corporation thereof into another wholly-owned Subsidiary of AGL Resources Inc. in accordance with the Merger Agreement.

“Nonconsenting Lender”: any Lender that does not approve a consent, waiver or amendment to any Loan Document requested by the Borrower or the Administrative Agent and that requires the approval of all Lenders (or all Lenders directly affected thereby) under Section 9.1 when the Required Lenders have agreed to such consent, waiver or amendment.

“Non-Extending Lender”:  as defined in Section 2.24(a).

“Non-U.S. Lender”:  with respect to the Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Notes”:  the collective reference to the Revolving Notes and the Swingline Note.

“Obligations”:  the collective reference to the unpaid principal of and interest on (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent, any Lender (or, in

the case of Specified Hedge Agreements, any affiliate of any Lender) or any Cash Management Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred pursuant to this Agreement, any other Loan Document, any Specified Hedge Agreement, any Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto or any other Loan Document).

“OFAC”:  the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities”:  as to any Person (i) any due and owing repurchase obligation or liability of such Person with respect to notes or accounts receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called “synthetic” lease transaction and (iv) any obligation under any other transaction which is the functional equivalent of, or takes the place of, a borrowing but which does not constitute a liability on the balance sheet of such Person.

“Other Connection Taxes”:  with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”:  any and all present or future stamp, court or documentary taxes or any other excise, property, intangible, recording, filing or similar taxes arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment other than an assignment pursuant to Section 2.21.

“Park and Loan Transactions”:  any tariff transaction offered by pipelines or other storage facilities, where the pipelines or other storage facilities allow the customers to park gas on or borrow gas from the pipelines or other storage facilities in one period and reclaim gas from or repay gas to the pipelines or other storage facilities in a subsequent period.

“Participant”:  as defined in Section 9.6(b).

“Participant Register”:  as defined in Section 9.6(b).

“PATRIOT Act”:  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) of 2001.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Acquisitions”:  as defined in Section 6.7(e).

“Person”:  an individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not having a separate legal personality).

“Plan”:  at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”:  as defined in Section 9.2(b).

“Prior Termination Date”:  as defined in Section 2.24(b).

“Properties”:  as defined in Section 3.16(a).

“Recipient”:  (a) the Administrative Agent and (b) any Lender, as applicable.

“Recovery Event”:  any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Refunded Swingline Loans”:  as defined in Section 2.4(b).

“Refunding Date”:  as defined in Section 2.4(c).

“Register”:  as defined in Section 9.6(f).

“Regulation U”:  Regulation U of the Board.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”:  at any time, the holders of more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have expired or been terminated, the Total Revolving Extensions of Credit then outstanding; provided that the Revolving Commitment of, and the portion of the Revolving Extensions of Credit held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law”:  as to any Person, the articles or certificate of incorporation or organization, by laws, partnership agreement, limited liability company agreement, operating agreement, management agreement, or other organizational or governing documents of such Person, and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute or treaty, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”:  the chief executive officer, president, chief financial officer, treasurer or controller of the Borrower, as the case may be, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Borrower.

“Restricted Payments”:  as defined in Section 6.5.

“Revolving Commitment”:  as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and to purchase participations in Swingline Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be increased pursuant to Section 2.22 or otherwise changed from time to time pursuant to the terms hereof.

“Revolving Commitment Period”:  the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Extensions of Credit”:  as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Loans”: as defined in Section 2.1(a).

“Revolving Note”:  with respect to any Lender requesting the same, the promissory note  of the Borrower in favor of such Lender evidencing the Revolving Loans made by such Lender pursuant to Section 2.1(a), in substantially the form of Exhibit E-1.

“Revolving Percentage”:  as to any Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or been terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Lenders on a comparable basis.

“Revolving Termination Date”:  the earlier of: (i) December 15, 2016 (as such date may be amended from time to time pursuant to Section 2.24) and (ii) the date of any termination of the Revolving Commitments pursuant to Section 2.7 or Section 7.

“Sanctioned Country”:  a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/, or as otherwise published from time to time.

“Sanctioned Person”:  (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/-offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SEC”:  the Securities and Exchange Commission and any analogous Governmental Authority.

“SEC Disclosure Documents”:  all reports on forms 10K, 10Q and 8K filed by the Borrower with the SEC prior to the Closing Date.

“Securitization Facility Attributed Debt”:  at any time, the aggregate net outstanding amount theretofore paid to any of the Group Members (without duplication) in respect of securitization assets (whether accounts receivable, general intangibles, instruments, documents, chattel paper or other similar assets) sold or transferred in connection with any securitization financing program established by any of the Group Members in respect of such securitization assets (it being the intent of the parties that such Securitization Facility Attributed Debt at any time outstanding approximate as closely as possible the principal amount of Indebtedness that would be outstanding at such time under such financing program if the same were structured as a secured lending arrangement rather than a sale or securitization arrangement).

“Senior Lead Arrangers Fee Letter”:  the Fee Letter entered into as of October 12, 2011 among the AGL Resources Inc., AGL Capital Corporation, SunTrust, SunTrust Robinson Humphrey, Inc., Wells Fargo Bank and Wells Fargo Securities, LLC, which has been assigned by AGL Resources Inc. and AGL Capital Corporation to the Borrower on the date hereof.

“Single Employer Plan”:  any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“S&P”:  Standard & Poor’s Rating Service, a division of the McGraw Hill Companies, Inc.

“S&P Rating”:  at any time, the rating issued by S&P and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement (or, if there is no such rating available from either S&P or Moody’s, the Borrower’s corporate family rating issued by S&P then in effect for the Borrower).

“Solvent”:  when used with respect to any Person, means that, as of any date of determination, (a) the sum of the value of the assets of such Person (based on either fair value or present fair saleable value, as applicable) will, as of such date, exceed the sum of the liabilities of such Person as of such date, (b) such Person will be able to pay its debts as they mature and (c) such Person has sufficient capital to conduct its business.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Hedge Agreement”:  any Hedge Agreement (a) entered into by the Borrower and any Lender or Lender Affiliate and (b) that has been designated by the relevant Lender and the Borrower, by written notice to the Administrative Agent, as a Specified Hedge Agreement.

“Status Level”:  the collective reference for Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“SunTrust”:  as defined in the preamble hereto.

“Swingline Commitment”:  the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed $75,000,000.

“Swingline Exposure”:  as to any Lender at anytime, such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Swingline Lender”:  Suntrust, in its capacity as the lender of Swingline Loans.

“Swingline Loans”:  as defined in Section 2.3.

“Swingline Note”:  if requested by the Swingline Lender, the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender pursuant to Section 2.3(a), in substantially the form of Exhibit E-2, together with any amendments, modifications and supplements thereto, substitutions therefore and restatements thereof.

“Swingline Participation Amount”:  as defined in Section 2.4(c).

“Taxes”:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Capitalization”:  at any date, the sum of Consolidated Net Worth and Consolidated Total Debt of the Group Members at such date, determined on a consolidated basis in accordance with GAAP.

“Total Revolving Commitments”:  at any time, the aggregate amount of the Revolving Commitments then in effect.  The Total Revolving Commitments as of the Closing Date is $700,000,000.

“Total Revolving Extensions of Credit”:  at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

“Transferee”:  any Assignee or Participant.

“Type”:  as to any Loan, its nature as an ABR Loan, a Eurodollar Loan or a Swingline Loan bearing interest at an agreed rate and interest period as provided in the last sentence of Section 2.3(a).

“United States”:  the United States of America.

“U.S. Person” any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”:  as defined in Section 2.17(f)(ii)(C).

“Wells Fargo Bank”:  as defined in the preamble hereto.

“Wholly Owned Subsidiary”:  as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withholding Agent”:  the Borrower and the Administrative Agent.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, that in the event that any “Accounting Change” (as defined below) shall occur and such change would otherwise result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then if the Borrower or the Required Lenders shall so request, (x) the Administrative Agent, the Required Lenders and the Borrower shall negotiate adjustments to the terms hereof to reflect such Accounting Change in good faith and (y) until the Borrower, the Administrative Agent and the Required Lenders mutually agree to such adjustments hereto, all financial covenants (including those contained in Section 6.1), standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred and provided, further, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (ASC 825) (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time and (vi) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.  “Accounting Changes” refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC and shall include the adoption or implementation of International Financial Reporting Standards or changes in lease accounting.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.
AMOUNT AND TERMS OF COMMITMENTS

2.1 Revolving Commitments.

(a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment.  During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10. Unless an earlier maturity is provided for hereunder, each Revolving Loan shall mature and be due and payable on the Applicable Repayment Date for such Revolving Loan.

(b) Notwithstanding the foregoing, no Lender shall be obligated to make a Revolving Loan hereunder if the aggregate principal amount at any one time outstanding of such Lender’s Revolving Percentage of the Total Revolving Extensions of Credit exceeds such Lender’s Revolving Commitment.

(c) The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 8.7 are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any such payment on any date shall not relieve any other Lender of its corresponding obligation, if any, hereunder to do so on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make any such payment required hereunder.

(d) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

2.2 Procedure for Revolving Loan Borrowing.  The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 a.m., Charlotte, North Carolina time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective lengths of the initial Interest Period therefor.  Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof, and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, however, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.3(d).  Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make its Revolving Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 p.m., Charlotte, North Carolina time, on the Borrowing Date requested by or on behalf of the Borrower in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such Funding Office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent or, at the Borrower’s  option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

2.3 Swingline Commitment.

(a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect), (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero and (iii) the Swingline Lender shall not make any Swingline Loan if any Lender is at that time a Defaulting Lender, unless the Swingline Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to Swingline Lender (in its sole discretion) with the Borrower or such Lender to eliminate the Swingline Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.23(a)(iv)) with respect to the Defaulting Lender arising from either the Swingline Loan then proposed to be made or that Swingline Loan and all other Swingline Loans as to which the Swingline Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion; and provided, further, that the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan.  During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  Each Swingline Loan shall, at the election of the Borrower, accrue interest at either (x) the LIBOR Market Index Rate plus the Applicable Margin for Eurodollar Loans or (y) the ABR plus the Applicable Margin for ABR Loans, in each case as such rate is in effect from time to time while such Swingline Loan is outstanding.  Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s Revolving Percentage times the amount of such Swingline Loan.

(b) The Borrower shall repay (i) each outstanding Swingline Loan not later than 14 Business Days after the date such Swingline Loan was advanced pursuant to Section 2.3(a), and (ii) all outstanding Swingline Loans on the Revolving Termination Date. Unless an earlier maturity is provided for hereunder, Swingline Loans shall mature and be due and payable on the Applicable Repayment Date for such Swingline Loan.

(c) The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans.  Until each Lender funds its Refunded Swingline Loan pursuant to Section 2.4 with respect to any Swingline Loan made by the Swingline Lender, interest in respect of such Lender’s Revolving Percentage of such Swingline Loan shall be solely for the account of the Swingline Lender.

(d) The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.4 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans, it shall give the Administrative Agent and the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., Charlotte, North Carolina time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period) and (iii) whether the Borrower elects for such Swingline Loan to accrue interest at the LIBOR Market Index Rate plus the

Applicable Margin for Eurodollar Loans or at the ABR plus the Applicable Margin for ABR Loans.  Each borrowing under the Swingline Commitment shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof.  Not later than 3:00 P.M., Charlotte, North Carolina time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender.  The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender to the Administrative Agent no later than 12:00 Noon, Charlotte, North Carolina time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, together with all interest accrued and unpaid thereon, to repay the Swingline Lender.  Revolving Loans made pursuant to this Section 2.4(b) initially shall bear interest at the ABR plus the Applicable Margin for ABR Loans.  Each Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., Charlotte, North Carolina time, one Business Day after the date of such notice.  The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans and all interest accrued and unpaid thereon.  The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans and all interest accrued and unpaid thereon to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans and all interest accrued and unpaid thereon.  The Administrative Agent shall give the Borrower prompt notice of any such charge against the Borrower’s account.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.4(b), one of the events described in Section 7(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.4(b), each Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.4(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding, together with all interest accrued and unpaid thereon, that were to have been repaid with such Revolving Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Lender’s obligation to make the Loans referred to in Section 2.4(b) and to purchase participating interests pursuant to Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.5 Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such Loans.  The Administrative Agent shall maintain the Register pursuant to Section 9.6(f), and a record therein for each Lender, in which shall be recorded (i) the amount of each Loan made by such Lender, the interest rate applicable thereto and each Interest Payment Date applicable thereto, and (ii) the amount of any sum received by the Administrative Agent hereunder from the Borrower on account of such Loan.  The entries made in the Register and the records of each Lender maintained pursuant to this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such record, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made by such Lender in accordance with the terms of this Agreement.

(b) At the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will execute and deliver to such Lender a Revolving Note evidencing the Revolving Loans of such Lender and, in the case of the Swingline Lender only, a Swingline Note evidencing the Swingline Loans of the Swingline Lender, payable to the order of such Lender.

2.6 Facility Fees, etc.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Percentage a facility fee for the period from and including the date hereof to the Revolving Termination Date, computed at the Facility Fee Rate on the average daily amount of the Revolving Commitment of such Lender in effect (whether or not then being used) during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on December 31, 2011; provided, however, that no facility fee shall accrue on the Revolving Commitment of a Defaulting Lender during any period that such Lender shall be a Defaulting Lender.

(b) The Borrower agrees to pay to the Administrative Agent, Wells Fargo Bank and the Arrangers the fees in the amounts and on the dates previously agreed to in the Fee Letters.

2.7 Termination or Reduction of Revolving Commitments.  The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof pursuant to Section 2.9, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments.  Any such reduction shall be in an amount equal to $10,000,000, or an integral multiple of $1,000,000 in excess thereof, and shall reduce permanently the Revolving Commitments then in effect.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Revolving Commitments.

2.8 Optional Prepayments.  The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and no later than 11:00 a.m., Charlotte time, on the date of such prepayment in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.  Partial prepayments of the Loans shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.  Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

2.9 Prepayments on Revolving Commitment Reductions.  Any reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans and/or Swingline Loans to the extent, if any, that the Total Revolving Extensions of Credit would exceed the amount of the Total Revolving Commitments as so reduced; provided that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess, the Borrower shall, to the extent of the balance of such excess and/or deposit an amount in cash in a cash collateral account established with the Administrative

Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.  The application of any prepayment pursuant to this Section 2.9 shall be made, first, to ABR Loans and, second, to Eurodollar Loans.  Each prepayment of the Loans under this Section 2.9 shall (i) be accompanied by accrued interest to the date of such prepayment on the amount prepaid and (ii) be applied to the Loans of the Lenders in accordance with their respective Revolving Percentages.

2.10 Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when a Default or an Event of Default has occurred and is continuing.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no such continuation shall extend beyond the Applicable Repayment Date of such Eurodollar Loan and that no such Eurodollar Loan may be continued as such when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.11 Limitations on Eurodollar Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (b) no more than six Eurodollar Tranches shall be outstanding at any one time.

2.12 Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin for Eurodollar Loans.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin for ABR Loans.

(c) Each Swingline Loan (other than an ABR Loan) shall bear interest at the rate set forth in Section 2.3(a).

(d) Upon the occurrence and during the continuance of any Event of Default under Sections 7(a) or 7(f), or (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the ABR plus the Applicable Margin or the Eurodollar Rate plus the Applicable Margin) plus 2% (or, in the case of interest, fees and other amounts for which no rate is provided hereunder, at the ABR (plus the Applicable Margin) plus 2%), and, in each case, such default interest shall be payable on demand.  To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

(e) Interest in respect of all Revolving Loans and all Swingline Loans shall be payable in arrears on each Interest Payment Date.  Notwithstanding the foregoing, interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand.

2.13 Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

2.14 Inability to Determine Interest Rate.  If prior to the first day of any Interest Period:

(i) the Administrative Agent shall have determined in its reasonable and good faith judgment (which determination shall be conclusive and binding upon the Borrower)

that, by reason of circumstances affecting the relevant market, adequate means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(ii) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the actual cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period;

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter.  If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans.  Until such notice has been withdrawn by the Administrative Agent (upon the instruction of the Required Lenders in the case of clause (ii) above), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.  The Administrative Agent shall promptly withdraw such notice when Eurodollar Loans are again available.

2.15 Pro Rata Treatment and Payments.

(a) Each borrowing by the Borrower from the Lenders hereunder (other than the borrowing of Swingline Loans), and, subject to Section 2.23(a), each payment by the Borrower on account of any facility fee and any reduction of the Revolving Commitments of the Lenders shall be made according to the respective Revolving Percentage of each of the relevant Lenders.

(b) Subject to Section 2.23(a), each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made according to the respective Revolving Percentage of each Lender.

(c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, Charlotte, North Carolina time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

(e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate.  Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.16 Requirements of Law.

(a) If any Change in Law:

(i) shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) the imposition of, or any change in the rate of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(iii) shall impose any other condition on such Lender or such other Recipient;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient by an amount that such Lender or such other Recipient deems to be material, of making, converting into, continuing or maintaining any Loans, or to reduce any amount received or receivable hereunder in respect thereof (whether of principal, interest or any other amount), then, in any such case, the Borrower shall promptly pay such Lender or such other Recipient, upon its demand, any additional amounts necessary to compensate such Lender or such other Recipient for such increased cost or reduced amount receivable.  If any Lender or other Recipient becomes entitled to claim any amounts pursuant to this paragraph, it shall promptly notify the Borrower in writing (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; provided that the Borrower shall not be required to compensate a Lender or other Recipient pursuant to this paragraph for any amounts incurred more than three months prior to the date that such Lender or such other Recipient notifies the Borrower of such Lender’s or such other Recipient’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such period for which the Borrower shall be required to compensate the Lenders and any other Recipients shall be extended to include the period of such retroactive effect.

(b) If any Lender shall have determined that any Change in Law regarding capital requirements shall have the effect of reducing the rate of return on such Lender’s or such Lender’s holding company’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such Lender’s holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such period for which the Borrower shall be required to compensate the Lenders shall be extended to include the period of such retroactive effect

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender or any other Recipeint to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.17 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower under this Agreement or any other any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient, or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Failure or delay on the part of any Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Recipient pursuant to this Section for any Indemnified Taxes imposed or asserted against such Recipient more than 90 days prior to the date that such Recipient notifies the Borrower of the imposition or assertion of such Indemnified Taxes and of such Recipient’s intention to claim indemnification therefor (except that, if the imposition or assertion of such Indemnified Taxes giving rise to such claim for indemnification is retroactive, then the 90 day period referred to above shall commence on the date such Recipient obtains knowledge of the same).  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(b) relating to the maintenance of the Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Whenever any Indemnified Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall, to the extent reasonably available to the Borrower, send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

(f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(f)(i), 2.17(f)(ii) and 2.17(g) below) shall not be required (i) if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or (ii) if such Lender is not legally able or permitted to complete, execute and submit such documentation.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States,

(i) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed originals of IRS Form W-8ECI;

(C) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(D) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(iii) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(g) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller, and (B) other documentation reasonably requested by the Borrower and the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.

(h) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent of its legal inability to do so.

(i) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and for a period of one year after the indefeasible payment in full of all Obligations and the termination of this Agreement and the other Loan Documents.

2.18 Compensation.  The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain Eurodollar Loans but excluding loss of profits) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a Eurodollar Loan does not occur on a date specified therefor in the notice of borrowing or notice of conversion/continuation provided by the Borrower to the Administrative Agent, (ii) if any repayment, prepayment or conversion of any Eurodollar Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section 2.21 or any acceleration of the maturity of the Loans pursuant to Section 8.2), (iii) if any prepayment of any Eurodollar Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any Eurodollar Loan when due hereunder.  Calculation of all amounts payable to a Lender under this Section 2.18 shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.18.  A certificate (which shall be in reasonable detail) showing the basis for the determinations set forth in this Section 2.18 by any Lender as to any additional amounts payable pursuant to this Section 2.18 shall be submitted by such Lender to the Borrower either directly or through the Administrative Agent.  Determinations set forth in any such certificate made in good faith for purposes of this Section 2.18 of any such losses, expenses or liabilities shall be conclusive absent manifest error.

2.19 Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16, 2.17(a) or 2.20 with respect to such Lender, to the extent permitted by law, it will designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, are not disadvantageous to such Lender, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.16, 2.17(a) or 2.20.

2.20 Illegality.  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof shall make it unlawful, impossible or impracticable for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent and the Borrower thereof (with supporting documentation) of such event, then such Lender’s Revolving Commitment shall be suspended and, 30 days following such notification, shall be canceled if such unlawfulness, impossibility or impracticability shall then be continuing.  The Borrower shall prepay such Lender’s Loans or convert such Eurodollar Loans to ABR Loans at the time or times and to the extent necessary to avoid such unlawfulness, together with unpaid accrued interest thereon, unpaid accrued fees and any other amounts due and payable to such Lender, unless, in either case, prior thereto, the Borrower shall have given notice to such Lender that the Borrower will require such Lender to assign and transfer all of its interests in this Agreement pursuant to Section 2.21 and shall have caused such Lender to have so assigned and transferred such interests.

2.21 Replacement of Lenders.  The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.16 or 2.17(a), (b) requires relief pursuant to Section 2.20 or (c) is a Defaulting Lender or a Nonconsenting Lender, in each case with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17(a) or relief pursuant to Section 2.20, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender for any amounts owing under Section 2.18 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be an Eligible Assignee, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay to the Lender being replaced all additional amounts (if any) required pursuant to Section 2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.  If any circumstances arise which result, or such Lender becomes aware of any circumstances which are expected to result, in the Borrower having to make such compensation or indemnification or in it becoming illegal for such Lender to make, fund or maintain such Lender’s Eurodollar Loans, such Lender shall use its commercially reasonable efforts to notify the Borrower thereof and, in consultation with the Borrower, such Lender shall take all steps, if any, it determines are reasonable and the Borrower determines are acceptable to mitigate the effect of those circumstances; provided that no delay or failure by any Lender to provide any such notice shall affect the obligations of the Borrower hereunder.

2.22 Increase in Revolving Commitments.

(a) Prior to the Revolving Termination Date, the Borrower may submit to the Administrative Agent the Borrower’s written request that the Revolving Commitments be increased, in each case by a minimum amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, up to a total amount so that the Total Revolving Commitments do not exceed on any such occasion $900,000,000 (the requested amount on each such occasion being the “Maximum Revolving Commitments”), and the Administrative Agent shall promptly give notice of such request to each Lender (the “Revolving Commitment Increase Notice”).  Within 15 Business Days after its receipt from the Administrative Agent of a Revolving Commitment Increase Notice, each Lender that desires to increase its Revolving Commitment in response to such request (each such Lender, a “Consenting Lender”) shall deliver written notice to the Administrative Agent of its election to increase its Revolving Commitment and the maximum amount of such increase (for each Consenting Lender, its “Additional Revolving Commitment”), which may not be larger than the excess of (a) the Maximum Revolving Commitments, over (b) the Total Revolving Commitments then in effect.  The failure of any Lender to so notify the Administrative Agent of its election and its Additional Revolving Commitment, if any, shall be deemed to be a refusal by such Lender to increase its Revolving Commitment.

(b) If the sum of the Revolving Commitments then in effect plus the aggregate Additional Revolving Commitments pursuant to Section 2.22(a) is less than the Maximum Revolving Commitments, then the Borrower may obtain the remainder of the Maximum Revolving Commitment from one or more new banks or other financial institutions acceptable to the Borrower and the Administrative Agent (which acceptance shall not be unreasonably withheld) (each a “New Lender”).  Upon (i) the execution of a Joinder Agreement with respect to this Agreement by such New Lender and acceptance thereof by the Administrative Agent, (ii) the execution and delivery by the Borrower of any Notes requested by the New Lender evidencing its Loans, and (iii) delivery of notice to the Lenders by the Administrative Agent setting forth the effective date of the addition of the New Lender(s) hereunder and the amount of such New Lender(s)’ Revolving Commitment(s), such New Lender(s) shall be for all purposes Lender(s) party to this Agreement to the same extent as if original parties hereto with Revolving Commitment(s) as set forth on the Joinder Agreement executed by the New Lender(s); provided, however, (i) the Total Revolving Commitments of all Lenders (including any New Lenders) shall not exceed in the aggregate the Maximum Revolving Commitments, and (ii) the Revolving Commitments of all Lenders that are parties hereto prior to the addition of any New Lender shall not be affected by the addition of such New Lender.

(c) If the Total Revolving Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the

“Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(d) Prior to any increase in the Revolving Commitments becoming effective pursuant to this Section 2.22, Borrower shall deliver such opinions of counsel for the Borrower with respect thereto as the Administrative Agent may reasonably request, no Default or Event of Default shall then exist or have occurred and be continuing, and the other conditions set forth in Section 4.2 shall have been satisfied. Effective on the date on which the increase in Revolving Commitments pursuant to this Section 2.22 takes effect, which date shall be mutually agreed upon by the Borrower, the Administrative Agent, and each Lender or New Lender increasing or providing, as the case may be, its Revolving Commitments, (i) all Loans outstanding hereunder shall be converted into, and shall be advanced as, Eurodollar Loans or ABR Loans (or both) as selected by the Borrower by notice to the Administrative Agent in accordance with the provisions of Section 2.22, such that all such Loans are held by the Lenders (including any New Lenders) in the proportion of their Revolving Percentages, as determined taking into account the increase in the Revolving Commitments, and (ii) each New Lender and each other Lender increasing its Revolving Commitment shall advance any additional amounts to be advanced by it hereunder, by making funds available to the Administrative Agent, in immediately available funds, not later than 1:00 p.m. Charlotte, North Carolina time on such date.  After the Administrative Agent’s receipt of such funds, the Administrative Agent shall disburse to the non-Consenting Lenders any resulting repayments of such outstanding Loans.  If any conversion or payment of a Eurodollar Loan pursuant to the foregoing provisions occurs on a day that is not the last day of the applicable Interest Period, the provisions of Section 2.18 shall apply thereto.

2.23 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 9.1.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the Swingline Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Swingline Loan; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative

Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts then owing to the Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Swingline Lender against that Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts then owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Any Defaulting Lender shall be entitled to receive any Facility Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding amount of the Revolving Loans funded by it, and (2) its Revolving Percentage of the stated amount of Swingline Loans for which it has provided Cash Collateral pursuant to Section 2.23(c) (and the Borrower shall (A) be required to pay the Swingline Lender the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender, and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iv) All or any part of such Defaulting Lender’s Swingline Exposure shall automatically (effective on the day such Lender becomes a Defaulting Lender) be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) no Default shall have occurred and be continuing (and, unless the Borrower shall have otherwise notified the Administrative Agent at the time, the Borrower shall be deemed to have represented and warranted that such condition is satisfied at such time), and (y) such reallocation does not cause the Revolving Extensions of Credit of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Commitment.  For the avoidance of doubt and notwithstanding any provision in this Agreement to the contrary, the Borrower shall not be required under this Agreement to deliver to the Administrative Agent any Cash Collateral unless and until the aggregate Revolving Commitment of all Lenders who are not Defaulting Lenders is less than the aggregate amount of all Revolving Extensions of Credit outstanding at such time.

(v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within two Business Days following notice by the Administrative Agent, Cash Collateralize such Defaulting Lender’s Swingline Exposure (after giving effect to any partial reallocation pursuant to clause (iv) above) in accordance with the procedures set forth in Section 2.23(c) for so long as such Swingline Loans are outstanding.

(b) If the Borrower, the Administrative Agent and the Swingline Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Percentages (without giving effect to Section 2.23(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of the Borrower or any other party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) At any time that there shall exist a Defaulting Lender, and to the extent that Cash Collateral is required to be delivered pursuant to Section 2.23(a), within two Business Days upon the request of the Administrative Agent or the Swingline Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.23(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(i) All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to clause (ii) below.  If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the

Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(ii) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.23 in respect of Swingline Loans shall be held and applied to the satisfaction of the specific Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(iii) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee)), or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of an Event of Default (and following application as provided in this Section 2.23 may be otherwise applied in accordance with Section 2.15), and (y) the Person providing Cash Collateral and the Swingline Lender may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.24 Extension of Facility Termination Date.

(a) So long as no Default or Event of Default has occurred and is continuing and subject to the satisfaction of the conditions set forth in Sections 2.24(b) and 2.24(c), the Borrower may, not more than two (2) times during the term of this Agreement, no earlier than sixty (60) days and no later than thirty (30) days prior to each anniversary of the Closing Date (such anniversary, an “Extension Date”) request through written notice to the Administrative Agent (the “Extension Notice”), that the Lenders extend the then existing Revolving Termination Date for an additional one-year period.  Each Lender, acting in its sole discretion, shall, by notice to the Administrative Agent no later than the applicable Extension Date (except in the year in which the then existing Revolving Termination Date shall occur, in which case such written notice shall be delivered by the Lenders no later than fifteen (15) days prior to the then existing Revolving Termination Date) (such date, the “Consent Date”), advise the Administrative Agent in writing of its desire to extend (any such Lender, an “Extending Lender”) or not to so extend (any such Lender, a “Non-Extending Lender”) such date.  Any Lender that does not advise the Administrative Agent by the Consent Date shall be deemed to be a Non-Extending Lender.  No Lender shall be under any obligation or commitment to extend the then existing Revolving Termination Date.  The election of any Lender to agree to such extension shall not obligate any other Lender to agree to such extension.

(b) On the Consent Date, if Lenders holding Commitments that aggregate more than 50% of the Total Revolving Commitments (or, if the Revolving Commitments have expired or been terminated, the Total Revolving Extensions of Credit then outstanding) shall have agreed to such extension, then the then existing Revolving Termination Date applicable to the Extending

Lenders shall be extended to the date that is one (1) year after the then existing Revolving Termination Date.  All Revolving Extensions of Credit of each Non-Extending Lender shall be subject to the then existing Revolving Termination Date, without giving effect to such extension (such date, the “Prior Termination Date”).  In the event of an extension of the then existing Revolving Termination Date pursuant to this Section 2.24(b), the Borrower shall have the right, at its own expense, to solicit commitments from existing Lenders and/or other banks or financial institutions reasonably acceptable to the Administrative Agent (each, an “Eligible Replacement Lender”) to replace the Revolving Commitment of any Non-Extending Lenders for the remaining duration of this Agreement.  Any Eligible Replacement Lender (if not already a Lender hereunder) shall become a party to this Agreement as a Lender by delivering an executed Joinder Agreement to the Administrative Agent and the Borrower.  The Revolving Commitment of each Non-Extending Lender shall terminate on the Prior Termination Date, all Revolving Extensions of Credit and other amounts payable hereunder to such Non-Extending Lenders shall be subject to the Prior Termination Date and, to the extent such Non-Extending Lender’s Revolving Commitment is not replaced as provided above, the Revolving Commitments hereunder shall be reduced by the amount of the Revolving Commitment of each such Non-Extending Lender so terminated on the Prior Termination Date.  Notwithstanding anything to the contrary in this Section 2.24(b), the Revolving Termination Date shall not be extended unless the aggregate Revolving Commitments of the Extending Lenders and any Eligible Replacement Lenders joining this Agreement pursuant to this Section 2.24(b) are greater than or equal to the aggregate amount of the Revolving Extensions of Credit as of each Prior Termination Date.

(c) An extension of the Revolving Termination Date pursuant to this Section 2.24(c) shall only become effective upon the receipt by the Administrative Agent of a certificate (the statements contained in which shall be true) of duly authorized officers of the Borrower stating that both before and after giving effect to such extension of the Revolving Termination Date, (i) no Default or Event of Default shall then exist or have occurred and be continuing and (ii) the other conditions set forth in Section 4.2 shall have been satisfied.

SECTION 3.
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

3.1 Financial Condition.  The audited consolidated balance sheet of the Borrower as at December 31, 2010, and the related consolidated statements of income, retained earnings and cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, fairly present in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended.  The unaudited consolidated balance sheet of the Borrower as at September 30, 2011, and the related unaudited consolidated statements of income, retained earnings and cash flows for the nine-month period ended on such date, fairly present in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year end audit adjustments).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein) except, in the case of unaudited financial statements, the absence of footnotes and subject to normal year end audit adjustments.

3.2 No Change.  Since December 31, 2010, no event or condition has occurred or changed that has had or could reasonably be expected to have a Material Adverse Effect.

3.3 Existence; Compliance with Law.  Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization except, in the case of any Subsidiary, to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except, in the case of any Subsidiary, to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that such non-compliance, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.4 Power; Authorization; Enforceable Obligations.  The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to obtain extensions of credit hereunder.  The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of this Agreement.  No authorization or approval of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, other than any such consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.  Each Loan Document has been duly executed and delivered on behalf of the Borrower.  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 No Legal Bar.  The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law or any material Contractual Obligation of any of the Borrower or its Subsidiaries and will not result in, or require, the creation or imposition of any

Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

3.6 Litigation.  No litigation, arbitration or administrative proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened (i) against the Borrower or any of its Subsidiaries to restrain the entry the Borrower into, the enforcement of or exercise of any rights by the Lenders or the Administrative Agent under, or the performance or compliance by the Borrower with any obligations under, this Agreement or the Notes or (ii) except as previously disclosed in the SEC Disclosure Documents, against the Borrower or any of its Subsidiaries which has had or would reasonably be expected to have a Material Adverse Effect.

3.7 No Default.  No Default or Event of Default has occurred and is continuing.

3.8 Ownership of Property; Liens.  Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property which is material to the operation of such Group Member’s business, and good title to, or a valid leasehold interest in, all its other property which is material to the operation of such Group Member’s business (except where the failure to have such title, a valid leasehold interest or other enforceable interest is not reasonably likely to have a Material Adverse Effect), and, in the case of the Borrower, none of such property is subject to any Lien except as permitted by Section 6.2.

3.9 Intellectual Property.  Except as, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted; (ii) no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim and (iii) the use of Intellectual Property which is material to the operation of each Group Member’s business does not infringe on the rights of any Person in any material respect.

3.10 Taxes.  Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed (except as permitted under Section 6.2(c)), and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge (other than any such tax, fee or charge, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member).

3.11 Federal Regulations.  No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used in any manner which violates Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the

Regulations of the Board.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.  After application of the proceeds of all Loans and any purchases funded thereby, less than 25% of the assets of the Borrower and its Subsidiaries consist of “margin stock” (as defined in Regulation U).

3.12 ERISA.  Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and, to the knowledge and belief of the Borrower, each Plan has complied in all material respects with the applicable provisions of ERISA and the Code except where non-compliance, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period.  The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount that could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a liability or loss under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability or loss under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, in any case where, either singly or in the aggregate, the aggregate amount of loss or liability could not reasonably be expected to have a Material Adverse Effect.

3.13 Investment Company Act; Other Regulations.  The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to borrow Loans or obtain other Revolving Extensions of Credit under this Agreement.

3.14 Subsidiaries.  As of the Closing Date (a) Schedule 3.14 sets forth the name and jurisdiction of incorporation of each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Borrower, and (b)  except as set forth on Schedule 3.14, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock performance grants granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any of the Borrower’s Subsidiaries, except as created by the Loan Documents.

3.15 Use of Proceeds.  The proceeds of the Loans shall be used to repay Indebtedness under the Existing Credit Agreements, to support the issuance of commercial paper by the Borrower, to fund Permitted Acquisitions and capital expenditures of the Borrower and its

Subsidiaries and to provide for ongoing working capital needs, and for general corporate purposes of the Borrower and the other Group Members.

3.16 Environmental Matters.  Except (i) as may be disclosed on Schedule 3.16, or (ii) as, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by any of the Borrower or its Subsidiaries (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) none of the Borrower or its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any of them (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any of the Borrower or its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) no Group Member has assumed any liability of any other Person under Environmental Laws.

3.17 Full Disclosure.  All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, when taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Lenders, and such information, when taken as a whole, is not incomplete by omitting to state any material fact necessary to make such information not misleading. All other such factual information hereafter furnished by or on behalf of the Borrower will be, when taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, when taken as a whole, shall not be incomplete by omitting to state any material fact necessary to make such information not misleading.

3.18 Solvency.  The Borrower is, and after giving effect to the incurrence of all Obligations being incurred in connection herewith, will be and will continue to be, Solvent.

3.19 Status of Loans.  The obligations of the Borrower in respect of the Loans  constitute senior, unsubordinated, unsecured, direct obligations of the Borrower and rank pari passu with the Borrower’s other senior, unsubordinated, unsecured obligations.

3.20 OFAC.  The Borrower (i) is not a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, and (iii) is not a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

3.21 PATRIOT Act.  The Borrower is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended

SECTION 4.
CONDITIONS PRECEDENT

4.1 Conditions to Initial Extension of Credit.  The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction on the Closing Date of the following conditions precedent:

(a) Credit Agreement.  The Administrative Agent shall have received (i) this Agreement executed and delivered by the Agents, the Borrower and each Lender and (ii) the Notes requested by the Lenders as executed and delivered by the Borrower.

(b) Fees.  The Lenders, the Arrangers and the Administrative Agent shall have received all fees required to be paid (including, without limitation, all fees due under the Fee Letters), and all expenses for which invoices have been presented (but only the reasonable fees and out-of-pocket expenses of one legal counsel to the Administrative Agent), on or before the Closing Date.

(c) Closing Certificate.  The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments.

(d) Legal Opinions.  The Administrative Agent shall have received the executed legal opinions of Dewey & LeBoeuf LLP, counsel to the Borrower, Latham & Watkins LLP, special Illinois counsel to the Borrower, and Rooney Rippie & Ratnaswamy LLP, special Illinois counsel to the Borrower, substantially in the forms of Exhibits D-1, D-2 and D-3.  Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(e) Certificate of Officers.  The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower containing specimen signatures of the persons authorized to execute the Loan Documents on behalf of the Borrower, and any other documents provided for herein or therein, together with (x) copies of resolutions of the Boards of Directors of the Borrower authorizing the execution and delivery of the Loan Documents, (y) copies of the Borrower’s articles or certificate of incorporation, by-laws, and other governing or organizational documents, and (z) a certificate of good standing from the Office of the Secretary of State of the state of organization of the Borrower.

(f) Other Documents.  The Administrative Agent shall have received such other documents, certificates, information and legal opinions as it or the Required Lenders may have reasonably requested.

(g) Consummation of Nicor Merger.  The Nicor Merger shall have been consummated in accordance with the terms and conditions of the Merger Agreement without any waiver, modification or consent thereunder that is materially adverse to the Lenders unless approved by the Lead Arrangers.

(h) Termination of Existing Credit Agreements.  Prior to or simultaneously with the effectiveness of this Agreement, the Borrower shall have repaid all outstanding advances and shall have paid all other amounts payable under each of the Existing Credit Agreements, and the commitments under each such Existing Credit Agreement shall have been terminated.

(i) PATRIOT Act.  The Borrower shall have delivered to the Administrative Agent all documentation and other information requested by the Administrative Agent that is required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

Without limiting the generality of the provisions of the last paragraph of Section 8.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender, other than the payment of fees required to be paid under Section 4.1(b), which requirement shall be satisfied only upon a Lender’s receipt of such payment in immediately available funds, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.2 Conditions to Each Extension of Credit.  The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties.  Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of such date as if made on and as of such date, except (i) to the extent any representation and warranty expressly relates to any earlier date, in which case such representation and warranty shall have been true and correct in all material respects on and as of such earlier date and except that for purposes of this Section 4.2, the representations and warranties contained in Section 3.1 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1, and (ii) no representation or warranty shall be deemed made as of any date subsequent to the Closing Date as to the matters set forth in Section 3.2, Section 3.6(ii) and Section 3.16.

(b) No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c) Use of Proceeds. If the proceeds of any such extension of credit are to be used in whole or in part to renew or refund any other note or other evidence of indebtedness of the Borrower payable at periods of not more than twelve (12) months after the date of issuance (including, without limitation, any prior extension of credit by the Borrower), unless requisite Illinois Commerce Commission approval has been obtained, the Applicable Repayment Date for such new extension of credit shall not be more than two years after the date such renewed or refunded indebtedness was originally advanced.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

SECTION 5.
AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each other Group Member to:

5.1 Financial Statements.  Furnish to the Administrative Agent  for delivery to the Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on for such fiscal year without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by the Borrower’s independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower (other than the last fiscal quarter of each fiscal year), a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as having been prepared in accordance with GAAP (subject to normal year end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and, in the case of quarterly financial statements, except for the omission of footnotes and subject to normal year end audit adjustments).

5.2 Certificates; Other Information.  Furnish to the Administrative Agent for delivery to the Lenders (or, in the case of clause (d), to the relevant Lender):

(a) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

(b) (i) prompt notice to the Administrative Agent of any failure by the Borrower to file with the SEC any annual report on Form 10 K or quarterly report on Form 10 Q on or before the date such report is required to be filed pursuant to SEC regulations, and (ii) within five days after the same is filed, notice to the Administrative Agent of the filing of any such annual report on Form 10-K or quarterly report on Form 10-Q that had not previously been filed by the

Borrower as described in the preceding clause (i), and the availability to the Lenders of such filing through electronic access;

(c) within five days after the same is filed, notice to the Administrative Agent of the filing by the Borrower with the SEC of any proxy statement, and the availability to the Lenders of such filing through electronic access; and

(d) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

5.3 Payment of Taxes.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Federal, state and other material Taxes, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

5.4 Maintenance of Existence; Compliance.  (a) (i) Preserve, renew and keep in full force and effect its organizational existence except, in the case of any Subsidiary, to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.3 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5 Maintenance of Property; Insurance.  (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to maintain such property would not reasonably be expected to have a Material Adverse Effect and (b) maintain insurance (either with financially sound insurance companies or through self-insurance) on all its property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

5.6 Inspection of Property; Books and Records; Discussions.  (a)  Keep proper books of records and account in respect of the Borrower and its Subsidiaries in which full, true and correct entries (in all material respects when taken as a whole) in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to their business and activities and (b) for purposes of confirming compliance with the Loan Documents or after the occurrence and during the continuance of an Event of Default, upon reasonable notice from the Administrative Agent or the Required Lenders, the Borrower will permit the Lenders (and such Persons as any Lender may designate) during normal business hours to visit and inspect, under the Borrower’s guidance, any of the properties of the Group Members, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and with their independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Lenders (and such

Persons as any Lender may designate) the finances and affairs of the Group Members) all at such reasonable times and as often as may be reasonably requested; provided, however, that except upon the occurrence and during the continuation of any Default or Event of Default, not more than one such visit and inspection may be conducted in any twelve month period.  Prior to the occurrence of an Event of Default, the Borrower shall only be required to pay the costs and expenses of professionals retained by the Administrative Agent in connection with any such visit or inspection.  So long as no Event of Default has occurred and is continuing, the Borrower shall be obligated to pay all reasonable costs and expenses incurred by the Administrative Agent and the Lenders in connection with such visitations and inspections no more than once annually. The Borrower shall receive advance notice of any proposed discussion with such accountants and shall have the right to participate therein.

5.7 Notices.  Promptly, and in any event within three Business Days after any Responsible Officer of the Borrower has knowledge of the same, give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) to the extent not previously disclosed in the SEC Disclosure Documents, the following events, at such time as a Responsible Officer has knowledge thereof; any (i) default or event of default under any material Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation or governmental proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, and (iii) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, that in any of the foregoing cases (i) through (iii) singly or in the aggregate, could reasonably be expected to result in liabilities, losses or claims to the Group Members in an aggregate amount in excess of $50,000,000; and

(c) any adverse change in or downgrade of, or withdrawal or suspension of, the Moody’s Rating or the S&P Rating of which the Borrower has received written notification or of which the Borrower becomes aware of the public announcement thereof.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

5.8 Environmental Laws.

(a) Comply in all material respects with, and contractually require compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and contractually require that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable

Environmental Laws except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(b) Conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and comply in a timely manner in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

5.9 OFAC, PATRIOT Act Compliance.  The Borrower will, and will cause each Group Member to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

SECTION 6.
NEGATIVE COVENANTS

The Borrower hereby agrees that, during the term of this Agreement, and so long as the Revolving Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of the other Group Members to, directly or indirectly:

6.1 Financial Condition Covenant.  Permit the ratio of Consolidated Total Debt to Total Capitalization to be greater than 0.70:1.00 as of the end of any fiscal month of the Borrower (as determined by the Borrower based on its internal fiscal month-end consolidated balance sheet prepared not later than ten days following the end of such fiscal month) or at the end of any fiscal quarter of the Borrower (as reflected on the consolidated financial statements delivered to the Lenders pursuant to Section 5.1).  For purposes of the foregoing, to the extent Consolidated Total Debt includes outstanding amounts under Hybrid Securities, then a portion of the amount of such Hybrid Securities not to exceed a total of 15% of Total Capitalization may be excluded from Consolidated Total Debt.

6.2 Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Mechanics’, warehousemen’s, landlord’s, materialmen’s, carriers’, and other similar Liens arising in the ordinary course of business that are not overdue for a period longer than 30 days or that are being contested in good faith by appropriate proceedings;

(b) Pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation;

(c) Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the consolidated books of the Borrower in conformity with GAAP;

(d) Liens in respect of judgments or awards pending appeal (other than judgments or awards not constituting an Event of Default under Section 7(h)) so long as execution is not levied thereunder, and Liens in favor of plaintiff or defendant in any action before a court or a tribunal as security for costs or expenses where such action is being prosecuted or defended in the bona fide interest of the Borrower or any other Group Member;

(e) Liens on deposits to secure, or any Lien otherwise securing, the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety bonds, appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f) Liens on any fixed or capital assets to secure the purchase of or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing capital lease obligations); provided, that (i) such Lien secures Indebtedness which on the date incurred and after giving pro forma effect thereto is permitted under Section 6.1, (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset of any Group Member; and (iv) the Indebtedness secured by such Lien does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(g) Liens (x) outstanding on or over any Assets acquired after the Closing Date, (y) in existence at the date of such acquisition and not created in contemplation thereof, and (z) where the principal amount secured thereby is not increased over the amount so secured and outstanding at the time of such acquisition (other than in the case of Liens for a fluctuating balance facility, by way of utilization of that facility within the limits applicable thereto at the time of acquisition);

(h) Liens constituted by a right of set off, or rights over a margin call account, or any form of cash collateral, or any similar arrangement, in any such case for obligations incurred in respect of any Hedge Agreements, as renewed or extended upon the renewal or extension or refinancing or replacement of the obligations secured thereby;

(i) Liens existing on the Closing Date and set forth on Schedule 6.2(i) and Liens granted pursuant to the terms of the Nicor Gas Indenture as renewed, extended, refinanced or replaced, provided that such renewal, extension, refinancing, or replacement does not cover any other Assets or increase the obligations secured thereby;

(j) Survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which do not materially impair their use in the operation of the business of the Borrower or any Subsidiary;

(k) Liens with respect to any surplus assets leased by the Borrower or any Subsidiary;

(l) Liens on any property owned by a Person other than the Borrower or any Subsidiary if the Borrower or a Subsidiary holds only leasehold interests or easements, rights-of-way, licenses or similar rights of use or occupancy with respect to such property; and

(m) Liens created or outstanding on Assets of the Borrower or other Group Members,  provided that the aggregate outstanding principal, capital and nominal amounts  secured by all Liens created or outstanding as permitted under clauses (f), (g), (h) and (i) above and this clause (m) shall not at any time exceed 10% of Consolidated Net Worth.

6.3 Fundamental Changes.  Merge, consolidate or amalgamate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that so long as no Default or Event of Default has occurred and is continuing or would result therefrom:

(a) any entity may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or any Subsidiary of the Borrower (provided that the continuing or surviving corporation shall be a Subsidiary of the Borrower unless constituting a Disposition permitted by Section 6.4); and

(b) any Subsidiary of the Borrower may Dispose of any or all of its Assets (i) to the Borrower or any other Subsidiary of the Borrower (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 6.4 and may thereafter liquidate, wind up or dissolve.

6.4 Disposition of Property.  Dispose of any of its Assets, whether now owned or hereafter acquired, or, in the case of the Borrower or any of its Subsidiaries, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) Dispositions in the ordinary course of business of obsolete or worn out property or property no longer used or useful;

(b) sales of inventory in the ordinary course of business;

(c) Dispositions permitted by Section 6.3(b)(i);

(d) sales or issuances of any Subsidiary’s Capital Stock to the Borrower or to any Subsidiary of the Borrower; and

(e) the Disposition of other Assets, the aggregate net book value of which, when combined with all such other Assets sold, leased, transferred or otherwise disposed of since September 30, 2011, would not exceed 20% of the Borrower’s consolidated Assets at the end of the preceding fiscal quarter (including the fourth fiscal quarter) of the Borrower for which financial statements have most recently been delivered to the Administrative Agent pursuant to Section 5.1.

6.5 Restricted Payments.  Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a) any Subsidiary may make Restricted Payments to the Borrower or to any Subsidiary of the Borrower or to any third-party investors in any Subsidiary of the Borrower;

(b) so long as no Event of Default shall have occurred and be continuing or result therefrom, the Borrower may (i) pay dividends on shares of its Capital Stock (provided that the Borrower may pay dividends on shares of its Capital Stock within 60 days after the date of declaration thereof, so long as on the date of declaration no Event of Default shall have occurred and be continuing or result therefrom) and (ii) purchase or otherwise acquire Capital Stock of any other Group Member; and

(c) so long as no Event of Default shall have occurred and be continuing or result therefrom, the Borrower may buy back any outstanding shares of its Capital Stock.

6.6 Intentionally Omitted.

6.7 Investments.  Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) accounts receivable arising, trade credit extended, or deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(b) (x) investments in Cash Equivalents and (y) investments in ICC Permitted Investments;

(c) Guarantee Obligations otherwise permitted by this Agreement;

(d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $2,000,000 at any one time outstanding;

(e) other Investments made by the Borrower or its Subsidiaries consisting of purchases of, or other investments in, the Capital Stock or other equity or ownership interests, assets, obligations or other interests in, Subsidiaries, joint ventures, or other Persons, in each case that are engaged principally in the business of purchasing, gathering, compression, transportation, generation, distribution, exploration, production, processing or storage of natural gas or electricity, or asset management with respect to the foregoing (the foregoing collectively referred to as “Permitted Acquisitions”);

(f) $150,000,000 in respect of Investments other than those described in the preceding clause (e); and

(g) (i) intercompany Investments between the Borrower and any Group Member and (ii) intercompany Investments between the Borrower and any Affiliate, in each case, to the extent made in the ordinary course of business of the Borrower, or of such Group Member or such Affiliate, as the case may be.

6.8 Negative Pledge Clauses.  Except for the agreements listed or described on Schedule 6.8 (and any successor agreement thereto in connection with the replacement or refinancing thereof; provided, that the provisions of such successor agreement, when taken as a whole, are no more restrictive those contained in the agreement to which it is a successor), enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreement governing any Lien otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets covered thereby) and (c) any agreement in effect at the time any Person becomes a Subsidiary of the Borrower (including by way of merger or consolidation) and any successor agreement thereto in connection with the replacement or refinancing thereof; provided, that the provisions of such successor agreement, when taken as a whole, are no more restrictive those contained in the agreement to which it is a successor; and provided further, that such agreement was not entered into in contemplation of such Person becoming a Subsidiary.

6.9 Clauses Restricting Subsidiary Distributions.  Except for the agreements listed on Schedule 6.8 (and any successor agreement thereto in connection with the replacement or refinancing thereof; provided, that the provisions of such successor agreement, when taken as a whole, are no more restrictive those contained in the agreement to which it is a successor), enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions with respect to a Subsidiary imposed pursuant to an agreement permitted hereunder that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or Assets of such Subsidiary (in which case, any restriction shall only be effective against such Capital Stock or Assets), (ii) any agreements with joint venture partners in connection with joint ventures permitted by this Agreement, (iii) any agreement in effect at the  time any Person becomes a Subsidiary of the Borrower (including by way of merger or consolidation) and any successor agreement thereto in connection with the replacement or refinancing thereof; provided, that the provisions of such successor agreement, when taken as a whole, are no more restrictive those contained in the agreement to which it is a successor; and provided further, that such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (iv) solely in the case of clause (c) above, any agreement governing any Lien otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets covered thereby) and (v) solely in the case of clause (c) above, customary provisions in leases, licenses and other contracts restricting the assignment thereof.

6.10 Lines of Business and Hedge Activities.  (a) With respect to the Borrower, enter into any business, except for that in which the Borrower is engaged on the Closing Date, (b) with respect to any Subsidiary of the Borrower, enter into any business, either directly or through any other Subsidiary, except for (i) those businesses in which the Borrower and its Subsidiaries and its existing joint ventures are engaged on the date of this Agreement, (ii) that are reasonably related or incidental to the businesses referred to in the preceding clause (i), or (iii) that are being undertaken by comparable companies in the natural gas and electricity industries, or (c) with respect to the Borrower and each other Group Member, enter into any Hedge Agreement except in the ordinary course of their business and consistent with industry practices.

SECTION 7.
EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay (i) any principal of any Loan when due in accordance with the terms hereof, or (ii) any interest on any Loan or any other amount payable hereunder or under any other Loan Document (other than any amount referred to in clause (i) above), within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) (i) the Borrower shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a), Section 5.7(a) or Section 6.1 of this Agreement; or

(d) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) knowledge thereof by any Responsible Officer of the Borrower or (ii) notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto (after giving effect to any applicable cure periods); or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace or notice and cure, if any, provided in any instrument or agreement under which such Indebtedness was created; or (iii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause the acceleration of the maturity of such Indebtedness; or any such

Indebtedness shall be declared due and payable, or be required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the scheduled maturity thereof by reason of such event or condition; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the total principal amount of which exceeds in the aggregate $50,000,000 (which, in the case of Indebtedness arising under any Hedge Agreement, shall be determined as the amount, if any, that would then be payable by the Group Member thereunder if such Hedge Agreement were to be terminated as a result of default by such Group Member); or

(f) (i) any Group Member shall commence any case, proceeding or other action (A) under any Debtor Relief Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, results in liabilities of the Group Members in respect thereof in excess of $50,000,000; or

(h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate liabilities (not paid or not fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

(i) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of AGL Resources Inc. or (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than AGL Resources Inc. shall become the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of the Borrower entitled to vote in the election of directors such that such “person” or “group” is empowered to elect a majority of the directors of the Borrower; or

(j) the Borrower or any Person acting on behalf of the Borrower shall challenge the validity of this Agreement, the Fee Letters or the Notes or the Borrower’s obligations thereunder;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare all or any portion of the Revolving Commitments to be terminated forthwith, whereupon such portion of the Revolving Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents and applicable law.  After all obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 8.
THE AGENT

8.1 Appointment.  Each Lender hereby irrevocably designates and appoints the Administrative Agent as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Except as set forth in Section 8.9, the provisions of this Section 8 are solely for the benefit of the Administrative Agent and the Lenders, the Borrower shall have no rights as a third party beneficiary of any of such provisions.

8.2 Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

8.3 Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7 and 9.1) or (ii) in the absence of its own gross negligence or willful misconduct.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

8.4 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

8.5 Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6 Non Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower or any affiliate of the Borrower, shall be deemed to constitute any representation or warranty by any Agent to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any affiliate of the Borrower that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

8.7 Indemnification.  To the extent that the Borrower for any reason fails to pay any amount required under Section 9.5 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any other Indemnitee, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such other Indemnitee, as the case may be, such Lender’s proportion (based on the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any other Indemnitee of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

8.8 Agent in Its Individual Capacity.  Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not an Agent.  With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

8.9 Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon ten days’ notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  If no successor agent has accepted appointment as Administrative Agent by the date that is ten days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

8.10 Co-Documentation Agents, Co-Syndication Agents and Joint Arrangers.  None of the Co-Documentation Agents, the Co-Syndication Agents or the Joint Arrangers shall have any duties or responsibilities hereunder in its capacity as such.

SECTION 9.
MISCELLANEOUS

9.1 Amendments and Waivers.  Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1.  The Required Lenders and the Borrower (any required response to the matters described in clauses (a) or (b) of this Section 9.1 not to be unreasonably delayed by any party) party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and the Borrower (any required response to the matters described in clauses (a) or (b) of this Section 9.1 not to be unreasonably delayed by any party) party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive any principal amount or extend the final scheduled date of maturity of any Loan beyond the Revolving Termination Date, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby;  (ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent; (v) amend, modify or waive any provision of Section 2.3 or 2.3(d)

without the written consent of the Swingline Lender, or (vi) modify or waive Sections 2.1(c) or 2.15 or the pro rata treatment of any Lender without the written consent of all Lenders directly affected thereby.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans.  In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders of each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (2) if the Administrative Agent and the Borrower shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following the posting of such amendment to the Lenders.

9.2 Notices.

(a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, upon receipt if received during the recipient’s normal business hours or the next business day if received after recipient’s normal business hours for the day upon which such telecopy notice was sent, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

To the Borrower:	Northern Illinois Gas Company
C/O AGL Resources Inc.
Ten Peachtree Place, NE, Suite 1000
Atlanta, GA 30309
Attention:  Chief Financial Officer
Telecopy:  404-584-3509
Telephone:  404-584-3580

With a copy to:                                               AGL Resources Inc.
Ten Peachtree Place, NE, Suite 1000

Atlanta, GA 30309
Attention:  General Counsel
Telecopy:  404-584-3419
Telephone:  404-584-3430

To the Administrative Agent
or Swingline Lender:                                        SunTrust Agency Services
303 Peachtree St.
Atlanta, GA 30308
Attention:  Doug Weltz
Telephone:  404-813-5156
Telecopy:  404-495-2170

With a copy to:                                               SunTrust Bank
303 Peachtree St.
Atlanta, GA 30308
Attention:  Andrew Johnson
Telephone:  404-658-4692
Telecopy:  404-827-6270

To Wells Fargo Bank:                                      Wells Fargo Bank, National Association
301 S. College St., 15th Floor
MAC:  D1053-150
Charlotte, NC 28202
Attention:  Allison Newman
Telephone:  704-383-5260
Telecopy:  704-715-1486

To BTMU:                                                      The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, NY 10020-1104
Attention:  Alan Reiter
Telephone:  212-782-5649
Telecopy:  212-782-6440

To any other Lender:	the address set forth in the Administrative Questionnaire or the Assignment and Acceptance Agreement executed by such Lender provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

(b) The Borrower agrees that the Administrative Agent may make the Communications (as defined below) available to the Lenders by posting the Communications on SyndTrak or a substantially similar electronic transmission system (the “Platform”).  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  The Agent Parties (as defined below) do not warrant the adequacy of the platform and expressly disclaim liability for errors or omissions in the communications effected thereby (the “Communications”).  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the Platform other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Agent Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

Information required to be delivered pursuant to Sections 5.1, 5.2(b)(ii) and 5.2(c) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent (which notice the Administrative Agent shall promptly provide to the Lenders) that such information has been posted on the SEC website on the Internet at sec.gov/edaux/searches.htm, on the Borrower’s IntraLinks site at intralinks.com or at another website identified in such notice and accessible by the Lenders without charge.

9.3 No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder and for a period of one year after the indefeasible payment in full of all Obligations and the termination of this Agreement and the other Loan Documents.

9.5 Payment of Expenses and Taxes; Indemnity; Damage Waiver.  The Borrower agrees (a) to pay or reimburse the Arrangers and the Administrative Agent for all of their reasonable out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable and out-of-pocket fees and disbursements of counsel (but limited in the case of fees and disbursements of counsel to one counsel for the Administrative Agent and one additional counsel to the Lenders (and appropriate specialty and local counsel for each); provided, however, that in the event any Lender or its counsel reasonably determines that it would create an actual or potential conflict of interest to not have individual counsel, such Lender may engage and be reimbursed for its own counsel in accordance with the foregoing), (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, Other Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Arranger, the Administrative Agent and their respective officers, directors, employees, Affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnitee (i) with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) in any proceeding that does not involve an act or alleged act or omission or alleged omission by the Borrower or any of the Borrower’s affiliates and is brought by an indemnitee against another indemnitee; provided, that notwithstanding this clause (ii), any party to such proceeding that was acting in its capacity as an agent, an arranger, a bookrunner or in another agency capacity with respect to the Facility and the transactions contemplated by this Agreement and the other Loan Documents shall be indemnified in its capacity as such in all such proceedings.  To the maximum extent permitted by applicable law, each party to this Agreement agrees that it shall not assert, and hereby waives, any right or claim against any other party to this Agreement, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated by this Agreement or any other Loan Document, any Loan or the use of the proceeds thereof; provided, however, that Indemnified Liabilities arising out of a claim by any Person against an Indemnitee shall be considered direct damages for purposes of this Section 9.5, even if such claim may constitute consequential damages with respect to the Person asserting such claim.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including

Intralinks, SyndTrak or similar systems) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.  Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.  All amounts due under this Section 9.5 shall be payable not later than ten days after written demand therefor.  Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted to the Treasurer, AGL Resources Inc. (Telephone No. 404/584-3582) (Telecopy No. 404/584-3589), at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.  The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.  Notwithstanding the foregoing, Indemnified Liabilities under clause (d) of this Section 9.5 shall not include any Taxes, other than any Taxes that represent losses, claims or damages arising solely from any non-Tax claim.

9.6 Successors and Assigns; Participations and Assignments.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation.  The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder.  The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.17, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender selling participations (other than the sale of participations to a Lender Affiliate) shall use its commercially reasonable efforts to provide prompt notice to the Borrower and the Administrative Agent of such participations and of the identity of the purchasers of such participations; provided that no delay or failure of such notice to be so given shall affect the validity of such sale.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(c) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, in the case of any assignment of a Loan, unless each of the Administrative Agent and the Borrower otherwise consents to such lesser amount, (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.  Upon (i) the execution and delivery of the Assignment and Acceptance by the assigning Lender (the “Assignor”) and assignee Lender (the “Assignee”), (ii) acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, (iii) consent thereof from the Borrower to the extent required pursuant to this paragraph (c) and (iv) if such assignee Lender is a Non-U.S. Lender, compliance by such Person with Section 2.15(d), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.5.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(d) Notwithstanding anything to the contrary contained in this Agreement, no assignment shall be made (i) to the Borrower or any of its Subsidiaries or Affiliates, or (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person, who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) of this Section 9.6(d).

(e) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment (but not including the Borrower) shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Swingline Loans in accordance with its Revolving Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(f) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal and stated interest amounts of the Loans owing to, each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide).  Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

(g) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 9.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

(h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

(i) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

(j) Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

9.7 Adjustments; Set off.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under the Facility, if any Lender (a “Benefited Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 7, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, unless they have agreed to the contrary, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff hereunder, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender), and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.8 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

9.9 Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 9.9, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

9.10 Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12 Submission To Jurisdiction; Waivers.  The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the city of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

9.13 Acknowledgements.  The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

9.14 Confidentiality.  Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the

Administrative Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) subject to an agreement to comply with the provisions of this Section, to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility, (j) with the consent of the Borrower providing such information, or (k) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding the foregoing, the parties agree that this Agreement does not limit the ability of any party hereto (or any employee, representative, or other agent of such party) to disclose to any Person the tax treatment or tax structure of the financing transactions evidenced by this Agreement; provided, however, the foregoing is not intended to waive the attorney-client privilege or any other privileges, including the tax advisor privilege under Section 7525 of the Code.

9.15 WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.16 PATRIOT Act Notice.  Each of the Lenders and the Agents hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the names and addresses of the Borrower and any other information that will allow such Lender or Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act.

9.17 No Fiduciary Duty.  Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower.  The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and the Borrower and their respective stockholders or its affiliates.  The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of the Borrower and their respective management, stockholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (iv) it has consulted its own legal and financial advisors to the extent it deemed appropriate.  Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, in connection with such transaction or the process leading thereto.

[Remainder of Page intentionally blank:  next page is Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NORTHERN ILLINOIS GAS COMPANY

By:	/s/ ANDREW W. EVANS
Name:  Andrew W. Evans
Title:  Executive Vice President and Chief
Financial Officer

SUNTRUST BANK, as Administrative Agent and a Lender

By:	/s/ SEAN DRINAN
Name:  Sean Drinan
Title:  Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and a Lender

By:	/s/ ALLISON NEWMAN
Name:  Allison Newman
Title:  Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Co-Syndication Agent and a Lender

By:	/s/ ALAN REITER
Name:  Alan Reiter
Title:  Vice President

JPMORGAN CHASE BANK, N.A., as Co-Documentation Agent and a Lender

By:	/s/ HELEN D. DAVIS
Name:  Helen D. Davis
Title:  Vice President

U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agent and a Lender

By:	/s/ MICHAEL T. SAGGES
Name:  Michael T. Sagges
Title:  Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ MIKE MASON
Name:  Mike Mason
Title:  Director

FIFTH THIRD BANK, as a Lender

By:	/s/ KENNETH W. DEERE
Name:  Kenneth W. Deere
Title:  Senior Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ MARK WALTON
Name:  Mark Walton
Title:  Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ MICHAEL KING
Name:  Michael King
Title:  Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ MATTHEW MAIN
Name:  Matthew Main
Title:  Authorised Signatory

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ JAMES TRIMBLE
Name:  James Trimble
Title:  Managing Director

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ JOHN CANTY
Name:  John Canty
Title:  Senior Vice President

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ JOHN N. WATT
Name:  John N. Watt
Title:  Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ ROBERT T. BARNABY
Name:  Robert T. Barnaby
Title:  Vice President

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ M. COLIN WARMAN
Name:  M. Colin Warman
Title:  Assistant Vice President

SCHEDULE 1.1

REVOLVING COMMITMENTS

LENDER	REVOLVING COMMITMENT
SunTrust Bank	$75,250,000
Well Fargo Bank, National Association	$75,250,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$69,125,000
JP Morgan Chase Bank. N.A.	$69,125,000
U.S. Bank National Association	$52,500,000
Bank of America, N.A.	$52,500,000
Fifth Third Bank	$43,750,000
Goldman Sachs Bank USA	$43,750,000
Morgan Stanley Bank, N.A.	$43,750,000
The Royal Bank of Scotland plc	$43,750,000
The Bank of Nova Scotia	$35,000,000
The Northern Trust Company	$35,000,000
The Bank of New York Mellon	$26,250,000
Branch Banking and Trust Company	$17,500,000
PNC Bank, National Association	$17,500,000
Total Revolving Commitments	$700,000,000

SCHEDULE 3.14

SUBSIDIARIES

Name	Jurisdiction of Organization	% of Capital Stock owned by the Borrower
NI-Gas Exploration, Inc.	Illinois	100%

SCHEDULE 3.16

ENVIRONMENTAL MATTERS

Borrower Manufactured Gas Plants
•	424 S. River St., Aurora, IL

•	820 Locust St., Belvidere, IL

•	16th St. & State, Chicago Heights, IL

•	14th St. & Market, DeKalb, IL

•	216 S. Liberty Ave., Freeport, IL

•	115 W. Division St., Lockport, IL

•	5th St. & 9th Ave., Mendota, IL

•	722 Walker Street, Pontiac, IL

•	Oakton St. & McCormick Rd., Skokie, IL

•	909 Clinton St., Ottawa, IL

•	1201 W. Washington St., Bloomington, IL

•	300 N. Washington St., Paxton, IL

•	Second Ave. & Second St., Rochelle, IL

•	James St. & Ann, Blue Island, IL

•	900 University Place, Evanston, IL

•	Broadway & Ingalls, Joliet, IL

•	103 3rd St., Lincoln, IL

•	17401 Broadway St., Lockport Township, IL

•	17401 Broadway St., Lockport Township North, IL

•	Jefferson St. & Nettle St., Morris, IL

•	100 S. Orange St., Morrison, IL

•	1001 S. Lombard Ave., Oak Park, IL

•	Miller St. & Bass St., Sterling, IL

•	Cedar St. & the Vermillion River, Streator, IL

•	130 E. First St., Geneseo, IL

•	570 N. Harrison Ave., Kankakee, IL

•	601-609 E. 47th St., LaGrange, IL

•	500 Walker Street, Ottawa, IL

For additional discussion and detailed description of MGP matters, including regulatory recovery mechanism, see Nicor Inc.’s and the Borrower’s 2010 10-K filing and 10-Q filing for the quarter ended September 30, 2011.

The Borrower has received inquiries from the Illinois Attorney General, the U.S. Environmental Protection Agency and the Illinois Environmental Protection Agency regarding several incidents where liquids containing PCBs traveled through the Borrower’s equipment into several customers’ homes in Park Ridge, IL.

Claims have been made relating to damage and/or injury allegedly caused by the removal of mercury regulators from the homes of the Borrower’s customers.

The Borrower has received notice of a potential citizens’ suit for damage related to deprivation of use of a waterway for kayaking due to contamination resulting from a former manufactured gas plant.

The Borrower owned a multi-use reporting facility at 715 Parkwood Avenue in Romeoville, Illinois.  On September 9, 2010, an Enbridge pipeline located on Parkwood Avenue in the front of the Borrower’s facility ruptured resulting in 250,000 gallons of oil leaking into the surrounding area and the Borrower’s facility.  On December 22, 2010, the Borrower transferred the facility and all related environmental liabilities to Enbridge under a confidential settlement agreement.  Enbridge is remediating the oil leak under the U.S. EPA’s oversight.

The Borrower also owns a multi-use reporting facility at 750 North Elmhurst Road in Elk Grove Village, Illinois, at which soil is contaminated by petroleum products from a previously removed underground storage tank.  The Borrower has not received any damage claim or violation notice regarding this contamination, and the Borrower intends to voluntarily remediate the contamination in early 2012.

SCHEDULE 6.2(i)

EXISTING LIENS

None.

SCHEDULE 6.8

AGREEMENTS PROHIBITING OR LIMITING LIENS

1.
Indenture dated January 1, 1954, between Commonwealth Edison Company and Continental Illinois National Bank and Trust Company of Chicago, as supplemented from time to time, and as last supplemented by a Supplemental Indenture, dated as of January 25, 2011 to be effective February 1, 2011, between the Borrower and The Bank of New York Mellon Trust Company, N.A., as successor trustee under the Indenture dated as of January 1, 1954, as amended or supplemented from time to time.

2.
Amended and Restated Credit Agreement, dated November 10, 2011, among AGL Resources, as Guarantor, AGL Capital Corporation, as Borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and any renewal, extension, refinancing or replacement thereof, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities or preferred equity) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under a credit or other agreement or an indenture).

3.
Reimbursement Agreement dated October 14, 2010, by and among Pivotal Utility Holdings, Inc., as Borrower, AGL Resources Inc., as Guarantor and JPMorgan Chase Bank, N.A. as Administrative Agent and Lender, as amended by that certain First Amendment to Reimbursement Agreement dated December 17, 2010, and by that certain Second Amendment to Reimbursement Agreement dated August 11, 2011, pursuant to which direct pay letters of credit will be posted to support the $39.0 million bonds due June 1, 2026 issued by New Jersey Economic Development Authority, for which that certain Loan Agreement, dated June 1, 1996, between NUI Utilities, Inc. (f/k/a NUI Corporation) and New Jersey Economic Development Authority, as amended, was executed.

4.
Reimbursement Agreement dated October 14, 2010, by and among Pivotal Utility Holdings, Inc., as Borrower, AGL Resources Inc., as Guarantor and JPMorgan Chase Bank, N.A. as Administrative Agent and Lender, as amended by that certain First Amendment to Reimbursement Agreement dated December 17, 2010, and by that certain Second Amendment to Reimbursement Agreement dated August 11, 2011, pursuant to which direct pay letters of credit will be posted to support the $54.6 million bonds due June 1, 2032 issued by New Jersey Economic Development Authority, for which that certain Loan Agreement, dated May 1, 2007, between Pivotal Utility Holdings, Inc. (f/k/a NUI Utilities, Inc. and NUI Corporation) and New Jersey Economic Development Authority, as amended, was executed.

5.	Reimbursement Agreement dated October 14, 2010, by and among Pivotal Utility Holdings, Inc., as Borrower, AGL Resources Inc., as Guarantor and The Bank of Tokyo-

Mitsubushi UFJ, Ltd., New York Branch, as Administrative Agent and Lender, as amended by that First Amendment to Reimbursement Agreement dated December 17, 2010, and by that certain Second Amendment to Reimbursement Agreement dated August 11, 2011, pursuant to which direct pay letters of credit will be posted to support the $20 million bonds due October 1, 2024 issued by Brevard County, FL, for which that certain Loan Agreement, dated April 1, 2005, between Pivotal Utility Holdings, Inc. and Brevard County, FL, as amended, was executed.

6.
Reimbursement Agreement dated as of October 14, 2010, by and among Pivotal Utility Holdings, Inc., as Borrower, AGL Resources Inc., as Guarantor and The Bank of Tokyo-Mitsubushi UFJ, Ltd., New York Branch, as Administrative Agent and Lender, as amended by that First Amendment to Reimbursement Agreement dated December 17, 2010, and by that certain Second Amendment to Reimbursement Agreement dated August 11, 2011, pursuant to which direct pay letters of credit will be posted to support the $46.5 million bonds due October 1, 2022 issued by New Jersey Economic Development Authority, for which that certain Loan Agreement, dated May 1, 2005, between Pivotal Utility Holdings, Inc. and New Jersey Economic Development Authority, as amended, was executed.

7.
Note Purchase Agreement dated August 31, 2011, among AGL Capital Corporation, AGL Resources Inc. and the respective purchasers named therein pursuant to which AGL Capital Corporation issued the private placement notes described therein on October 27, 2011.

8.
Master Program Agreements, Consent and Assignment Agreements, Loan Agreements or other similar financing documents pursuant to which lending institutions lend money to subsidiaries of AGL Resources Inc. to finance capital improvements made to departments, instrumentalities, agencies, and other entities of the United States government by such Holdings subsidiaries pursuant to government area-wide contracts, such loans being secured by liens on accounts receivable payable by the U.S. Government to AGL Resources Inc. or its subsidiaries.

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you pursuant to Section 5.2(a) of the Credit Agreement, dated as of ___________, 2011, as amended, restated, supplemented or modified from time to time (the “Credit Agreement”), among NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”).  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

1. I am the duly elected, qualified and acting [Chief Financial Officer] [Treasurer] of the Borrower.

2. I have reviewed and am familiar with the contents of this Certificate.

3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).  Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 6.1 of the Credit Agreement.

[SIGNATURE ON THE FOLLOWING PAGE]

A - 1

IN WITNESS WHEREOF, I execute this Certificate this ___ day of _________, ______.

NORTHERN ILLINOIS GAS COMPANY

By:
Name:
Title:

Attachment 1 to
 Compliance Certificate

[Attach Applicable Financial Statements]

A - Attachment 1

Attachment 2 to
Compliance Certificate

The information described herein is as of ____________, 20__, and pertains to the period from ____________________, 20__, to _________________, 20__.

[Set forth Covenant Calculations]

A - Attachment 2

EXHIBIT B

FORM OF CLOSING CERTIFICATE

_________, 2011

Pursuant to Section 4.1(c) of the Credit Agreement dated as of _____________, 2011 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”), the undersigned ______________________, in his/her capacity as ______________________ of the Borrower hereby certifies as follows:

1. The representations and warranties of the Borrower set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Borrower pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to any Loans to be made on the date hereof.

3. The conditions precedent set forth in Section 4.1 of the Credit Agreement were satisfied as of the Closing Date.

[signatures on following page]

B - 1

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of the date set forth below.

Name:
Title:
Date:  _________, 2011

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:	________________________________

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:	______________________________

______________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	Northern Illinois Gas Company

4.	Administrative Agent:	SunTrust Bank, as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The Credit Agreement dated as of [__________], 2011, among NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation, the Lenders from time to time parties thereto, SUNTRUST BANK, as Administrative Agent, and the other agents parties thereto

6.      Assigned Interest[s]:

Assignor[s]5	Assignee[s]6	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders7	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans8	CUSIP Number
Revolving Commitment

[7.	Trade Date:	______________]9

[Page break]

5 List each Assignor, as appropriate.

6 List each Assignee, as appropriate.

7 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

9 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S]10
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]11
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]12 Accepted:

SUNTRUST BANK, as Administrative Agent

By:
Title:

[Consented to:]13

[NAME OF RELEVANT PARTY]

By:
Title:

10 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

12 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

13 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.           Representations and Warranties.

1.1           Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance the Borrower or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2           Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 9.6 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

C - Annex 1

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.           General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  THIS ASSIGNMENT AND ACCEPTANCE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

C - Annex 1

EXHIBIT D-1

FORM OF DEWEY LEBOEUF LLP LEGAL OPINION

[See Attached]

EXHIBIT D-2

FORM OF LATHAM & WATKINS LLP LEGAL OPINION

[See Attached]

EXHIBIT D-3

FORM OF ROONEY RIPPIE & RATNASWAMY LLP LEGAL OPINION

[See Attached]

EXHIBIT E-1

FORM OF REVOLVING NOTE

Borrower’s Taxpayer Identification No. _____________

REVOLVING NOTE

$___________                                                              ____________, 20__
New York, New York

FOR VALUE RECEIVED, NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation (the “Borrower”), hereby promises to pay to the order of

______________________________ (the “Lender”), at the offices of SunTrust Bank (the “Administrative Agent”) located at 303 Peachtree St., Atlanta, Georgia (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of _______________, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time parties thereto, and SunTrust Bank, as Administrative Agent, the principal sum of

__________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Revolving Loans made by the Lender, under the terms and conditions of this promissory note (this “Revolving Note”) and the Credit Agreement.  The defined terms in the Credit Agreement are used herein with the same meaning.  The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Revolving Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

This Revolving Note is one of a series of Revolving Notes referred to in the Credit Agreement and is issued to evidence the Revolving Loans made by the Lender pursuant to the Credit Agreement.  All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Revolving Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Loan Documents.  Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Revolving Note.

In the event of an acceleration of the maturity of this Revolving Note, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

E - 1

In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

This Revolving Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).  The Borrower hereby submits to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, although the Lender shall not be limited to bringing an action in such courts.

IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed by its duly authorized corporate officer as of the day and year first above written.

NORTHERN ILLINOIS GAS COMPANY

By:              ________________________________

Title:           ________________________________

E - 1

EXHIBIT E-2

FORM OF SWINGLINE NOTE

Borrower’s Taxpayer Identification No. _____________

SWINGLINE NOTE

$75,000,000.00                                                            ____________, 20__
New York, New York

FOR VALUE RECEIVED, NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation (the “Borrower”), hereby promises to pay to the order of

SUNTRUST BANK (the “Swingline Lender”), at the offices of SunTrust Bank (the “Administrative Agent”) located at 303 Peachtree St., Atlanta, Georgia (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of _______________, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time parties thereto, and SunTrust Bank, as Administrative Agent, the principal sum of

SEVENTY-FIVE MILLION DOLLARS ($75,000,000.00), or such lesser amount as may constitute the unpaid principal amount of the Swingline Loans made by the Swingline Lender, under the terms and conditions of this promissory note (this “Swingline Note”) and the Credit Agreement.  The defined terms in the Credit Agreement are used herein with the same meaning.  The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Swingline Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

This Swingline Note is issued to evidence the Swingline Loans made by the Swingline Lender pursuant to the Credit Agreement.  All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Swingline Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Swingline Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Loan Documents.  Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Swingline Note.

In the event of an acceleration of the maturity of this Swingline Note, this Swingline Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

E - 2

This Swingline Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).  The Borrower hereby submits to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, although the Swingline Lender shall not be limited to bringing an action in such courts.

IN WITNESS WHEREOF, the Borrower has caused this Swingline Note to be executed by its duly authorized corporate officer as of the day and year first above written.

NORTHERN ILLINOIS GAS COMPANY

By:              ________________________________

Title:           ________________________________

EXHIBIT F

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made this ____ day of ___________, 20__, by __________________, a _________________ (the “Assuming Lender”).  Reference is made to the Credit Agreement, dated as of _______________, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among Northern Illinois Gas Company, an Illinois corporation (the “Borrower”), the Lenders from time to time parties thereto, and SunTrust Bank, as Administrative Agent.  Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

The Assuming Lender hereby agrees as follows:

1.           Joinder Agreement.  Subject to the terms and conditions hereof and of the Credit Agreement, the Assuming Lender hereby agrees to become a Lender under the Credit Agreement with a Revolving Commitment of _______________ Dollars ($__________).  After giving effect to this Joinder Agreement and the adjustments required under Section 2.22 of the Credit Agreement, the Assuming Lender’s Revolving Commitment, the aggregate outstanding principal amounts of the Revolving Loans owing to the Assuming Lender and the Assuming Lender’s pro rata share of the aggregate principal amount of all Revolving Loans will be as set forth in Item 4 of Annex I attached hereto.

2.           Assuming Lender Representations.  The Assuming Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements of the Borrower delivered to the Administrative Agent pursuant to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf under the Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to or required of the Administrative Agent by the terms thereof, together with such other powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) specifies as its address for payments and notices the office set forth beneath its name on its signature page hereto; and (vii) has delivered any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed.

3.           Effective Date.  Following the execution of this Joinder Agreement by the Assuming Lender, an executed original hereof, together with all attachments hereto, shall be delivered to the Administrative Agent.  The effective date of this Joinder Agreement (the “Effective Date”) shall be the date of execution hereof by the Borrower, the Administrative

F - 1

Agent and the Assuming Lender.  As of the Effective Date, the Assuming Lender shall be a party to the Credit Agreement and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents.

4.           Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.           Entire Agreement.  This Joinder Agreement, together with the Credit Agreement and the other Loan Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

6.           Successors and Assigns.  This Joinder Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

7.           Counterparts.  This Joinder Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument.

[signatures on following page]

G - 2

IN WITNESS WHEREOF, the parties have caused this Joinder Agreement to be executed by their duly authorized officers as of the date first above written.

[INSERT NAME OF ASSUMING LENDER]

By:           ____________________________
Name:
Title:

Accepted this ___ day of
_____________, _____:

SUNTRUST BANK, as Administrative Agent
By:           ____________________________
Name:
Title:

Consented and agreed to:

NORTHERN ILLINOIS GAS COMPANY

By:           ____________________________
Name:
Title:

ANNEX I

1.           Borrower:                      Northern Illinois Gas Company

2.           Name and Date of Credit Agreement:

Credit Agreement, dated as of _________, 2011, among the Borrower, the Lenders from time to time parties thereto, and SunTrust Bank, as Administrative Agent.

3.           Date of Joinder Agreement:  ___________, 20___.

4.	Amounts (as of date of adjustment pursuant to Section 2.22 of the Credit Agreement):

	Aggregate Amount of Commitment / Loans for all Lenders	Amount of Commitment / Loans of Assuming Lender	Percentage of Aggregate Commitment / Loans / LC Obligations14
Commitment / Loans:	$____________	$____________	___________%
5.           Addresses for Payments and Notices:

Assuming Lender:	For Funding/Notices:

__________________________

__________________________

__________________________

__________________________

Telecopy: (___) __________

Reference:

For Payments:

__________________________

__________________________

__________________________

__________________________

Telecopy: (___)__________

Reference:

6.           Effective Date:  _______________, 20___ (in accordance with Section 3).

14 Set forth, to at least 9 decimals, as a percentage of the Revolving Commitment / Loans of all Lenders thereunder.

F - Annex I

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of _______________, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among Northern Illinois Gas Company, an Illinois corporation (the “Borrower”), the Lenders from time to time parties thereto, and SunTrust Bank, as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its Non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of _______________, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among Northern Illinois Gas Company, an Illinois corporation (the “Borrower”), the Lenders from time to time parties thereto, and SunTrust Bank, as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its Non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of _______________, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among Northern Illinois Gas Company, an Illinois corporation (the “Borrower”), the Lenders from time to time parties thereto, and SunTrust Bank, as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of _______________, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among Northern Illinois Gas Company, an Illinois corporation (the “Borrower”), the Lenders from time to time parties thereto, and SunTrust Bank, as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20__